Exhibit 4.3

EXECUTION COPY

ITC HOLDINGS CORP.

and

BNY MIDWEST TRUST COMPANY

as Trustee

INDENTURE

Dated as of

July 16, 2003

Providing for Issuance of Securities

TABLE OF CONTENTS

ARTICLE 1 Definitions and Other Provisions of General Application
Section 1.1 Definitions
“Acquired Indebtedness”
“Acquisition”
“Act”
“Affiliate”
“Attributable Debt”
“Attributable Value”
“Authenticating Agent”
“Board of Directors”
“Board Resolution”
“Business Day”
“Capitalized Lease Obligation”
“Capital Stock”
“Commission”
“Company”
“Company Request” and “Company Order”
“Consolidated Capitalization”
“Consolidated FFO”
“Consolidated Interest Expense”
“Consolidated Rental Payments”
“Corporate Trust Office”
“Corporation”
“Covenant Defeasance”
“Defaulted Interest”
“Defeasance”
“Depositary”
“Disqualified Capital Stock”
“Equity Interests”
“Event of Default”
“Exchange Act”
“Existing Indebtedness”
“Federal Bankruptcy Act”
“First Mortgage Indenture”
“FFO Coverage Ratio”
“Funded Indebtedness”
“Global Security”
“Holder”
“Indebtedness”
“Indenture”
“Independent”

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“Interest”
“Interest Payment Date”
“Investment Company Act”
“Lien”
“Maturity”
“Net Tangible Assets”
“Notice of Default”
“Officer”
“Officers’ Certificate”
“Opinion of Counsel”
“Original Issue Discount Security”
“Outstanding”
“Paying Agent”
“Permitted Encumbrances”
“Permitted Indebtedness”
“Periodic Offering”
“Person”
“Place of Payment”
“Predecessor Securities”
“Property”
“Purchase Money Indebtedness”
“Redemption Date”
“Redemption Price”
“Regular Record Date”
“Reference Period”
“Refinancing Indebtedness”
“Related Business”
“Repayment Date”
“Repayment Price”
“Responsible Officer”
“Revolving Credit Agreement”
“Sale and Leaseback Transaction”
“Securities Act”
“Security”
“Security Register”
“Security Registrar”
“Special Record Date”
“Stated Maturity”
“Subsidiary”
“Trust Indenture Act”
“Trustee”
“U.S. Government Obligations”
“Vice President”
Section 1.2 Compliance Certificates and Opinions
Section 1.3 Form of Documents Delivered to Trustee
Section 1.4 Acts of Holders

ARTICLE 3 The Securities
Section 3.1 General Title; General Limitations; Issuable in Series; Terms of Particular Series
Section 3.2 Denominations
Section 3.3 Execution, Authentication, Delivery and Dating
Section 3.4 Temporary Securities
Section 3.5 Registration, Transfer and Exchange
Section 3.6 Mutilated, Destroyed, Lost and Stolen Securities
Section 3.7 Payment of Interest; Interest Rights Preserved
Section 3.8 Persons Deemed Owners
Section 3.9 Cancellation
Section 3.10 Computation of Interest
Section 3.11 Periodic Offering of Securities
Section 3.12 CUSIP Numbers

ARTICLE 4 Satisfaction and Discharge
Section 4.1 Satisfaction and Discharge of Indenture
Section 4.2 Application of Trust Money

ARTICLE 5 Remedies
Section 5.1 Events of Default
Section 5.2 Acceleration of Maturity; Rescission and Annulment
Section 5.3 Collection of Indebtedness and Suits for Enforcement by Trustee
Section 5.4 Trustee May File Proofs of Claim
Section 5.5 Trustee May Enforce Claims Without Possession of Securities
Section 5.6 Application of Money Collected
Section 5.7 Limitation on Suits

Section 5.8 Unconditional Right of Holders to Receive Principal, Premium and Interest
Section 5.9 Restoration of Rights and Remedies
Section 5.10 Rights and Remedies Cumulative
Section 5.11 Delay or Omission Not Waiver
Section 5.12 Control by Holders
Section 5.13 Waiver of Defaults
Section 5.14 Undertaking for Costs
Section 5.15 Waiver of Stay or Extension Laws

ARTICLE 6 The Trustee
Section 6.1 Certain Duties and Responsibilities
Section 6.2 Notice of Defaults
Section 6.3 Certain Rights of Trustee
Section 6.4 Not Responsible for Recitals or Issuance of Securities
Section 6.5 May Hold Securities
Section 6.6 Money Held in Trust
Section 6.7 Compensation and Reimbursement
Section 6.8 Disqualification; Conflicting Interests
Section 6.9 Corporate Trustee Required; Eligibility
Section 6.10 Resignation and Removal; Appointment of Successor
Section 6.11 Acceptance of Appointment by Successor
Section 6.12 Merger, Conversion, Consolidation or Successor to Business
Section 6.13 Preferential Collection of Claims Against Company
Section 6.14 Appointment of Authenticating Agent

ARTICLE 7 Holders’ Lists and Reports by Trustee and Company
Section 7.1 Company to Furnish Trustee Names and Addresses of Holders
Section 7.2 Preservation of Information; Communications to Holders
Section 7.3 Reports by Trustee
Section 7.4 Statement by Officers as to Default

ARTICLE 8 Consolidation, Merger, Conveyance, Transfer or Lease
Section 8.1 Company May Consolidate, etc.
Section 8.2 Successor Corporation Substituted

ARTICLE 9 Supplemental Indentures
Section 9.1 Supplemental Indenture Without Consent of Holders
Section 9.2 Supplemental Indentures With Consent of Holders
Section 9.3 Execution of Supplemental Indentures
Section 9.4 Effect of Supplemental Indentures
Section 9.5 Reference in Securities to Supplemental Indentures

ARTICLE 10 Covenants
Section 10.1 Payment of Principal, Premium and Interest
Section 10.2 Maintenance of Office or Agency
Section 10.3 Money for Security Payments to Be Held in Trust
Section 10.4 Statement as to Compliance

Section 10.5 Corporate Existence
Section 10.6 Waiver of Certain Covenants
Section 10.7 Further Assurances
Section 10.8 Limitation on Incurrence of Debt
Section 10.9 Restrictions on Liens
Section 10.10 Restrictions on Sale and Leaseback Transactions
Section 10.11 Reports

ARTICLE 11 Redemption of Securities
Section 11.1 Applicability of Article
Section 11.2 Election to Redeem; Notice to Trustee
Section 11.3 Selection by Trustee of Securities to Be Redeemed
Section 11.4 Notice of Redemption
Section 11.5 Deposit of Redemption Price
Section 11.6 Securities Payable on Redemption Date
Section 11.7 Securities Redeemed in Part

ARTICLE 12 Sinking Funds
Section 12.1 Applicability of Article
Section 12.2 Satisfaction of Sinking Fund Payments with Securities
Section 12.3 Redemption of Securities for Sinking Fund

ARTICLE 13 Defeasance and Covenant Defeasance
Section 13.1 Company’s Right with Respect to Defeasance or Covenant Defeasance
Section 13.2 Defeasance and Discharge
Section 13.3 Covenant Defeasance
Section 13.4 Conditions to Defeasance or Covenant Defeasance
Section 13.5 Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions
Section 13.6 Reinstatement

ARTICLE 14 Immunity of Incorporators, Stockholders, Officers and Directors
Section 14.1 Liability Solely Corporate

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EXECUTION COPY

INDENTURE dated as of July 16, 2003 (the “Indenture”), between ITC HOLDINGS CORP., a corporation duly organized and existing under the laws of the State of Michigan (hereinafter called the “Company”), having its principal place of business at 1901 South Wagner, Ann Arbor, Michigan, 48103-9715 and BNY MIDWEST TRUST COMPANY, a corporation duly organized and existing under the laws of the State of Illinois, as trustee hereunder (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided.

All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

AGREEMENTS OF THE PARTIES

To set forth or to provide for the establishment of the terms and conditions upon which the Securities are to be authenticated, issued and delivered, and in consideration of the premises and the purchase of Securities by the Holders thereof, it is mutually covenanted and agreed as follows, for the equal and proportionate benefit of all Holders of the Securities or of a series thereof, as the case may be:

ARTICLE 1

Definitions and Other Provisions
of General Application

Section 1.1   Definitions.

For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

(a)                                  the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)                                 all other terms used herein which are defined in the Trust Indenture Act or by Commission rule under the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with United States generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such United States accounting principles as are generally accepted at the date of such computation;

(d)                                 all references in this instrument to designated “Articles,” “Sections” and other subdivisions are to the designated Articles, Sections and other subdivisions of this instrument.  The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(e)                                  “including” and words of similar import shall be deemed to be followed by “without limitation.”

“Acquired Indebtedness”  means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of the Company, including by designation, or is merged or consolidated into or with the Company or one of its Subsidiaries.

“Acquisition” means the purchase as of February 28, 2003 by the Company of all of the capital stock of International Transmission Company.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.4.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Attributable Debt” means indebtedness for money borrowed deemed to be incurred in respect of a Sale and Leaseback Transaction and shall be, at the date of determination, the present value (discounted at the rate of interest specified by the terms of such lease), of the total obligations of the lessee for rental payments during the remaining term of the lease (including any period for which such lease has or may be extended) included in such Sale and Leaseback Transaction, after excluding all amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights.

“Attributable Value” in respect of any Sale and Leaseback Transaction means, as of the time of determination, the lesser of (i) the sale price of the Property so leased multiplied by a fraction the numerator of which is the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction and the denominator of which is the base term of such lease, and (ii) the total obligation (discounted to present value at the rate of interest specified by the terms of such lease) of the lessee for rental payments (other than amounts required to be paid on account of property taxes as well as maintenance, repairs, insurance, water rates and other items which do not constitute payments for property rights) during the remaining portion of the base term of the lease included in such Sale and Leaseback Transaction.

“Authenticating Agent” means any Person authorized by the Trustee pursuant to Section 6.14 to act on behalf of the Trustee to authenticate Securities of one or more series under Section 6.14.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Board of Directors of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day”when used with respect to a Place of Payment or any other particular location specified in the Securities or this Indenture, means any day, other than a Saturday or Sunday, which is not a day on which banking institutions or trust companies in such Place of Payment, New York, New York, Chicago, Illinois, Detroit, Michigan or such other location are generally authorized or required by law, regulation or executive order to remain closed.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under generally accepted accounting principles (but excluding any amounts required to be paid by such Person (regardless of whether designated as rents or additional rents) on account of maintenance, repairs, insurance, taxes and similar charges) and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with generally accepted accounting principles.

“Capital Stock” means (a) in the case of a Corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but in each case excluding any debt securities convertible into such stock, interests or other equivalents.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” and “Company Order” mean, respectively, a written request or order signed in the name of the Company by any two of the following: its Chairman of the Board, its Vice Chairman of the Board, its President, any of its Vice Presidents, its Treasurer

or Assistant Treasurer, its Controller or Assistant Controller, its Secretary or Assistant Secretary, its principal financial officer, its principal accounting officer or any other officer, employee or agent of the Company duly authorized by a Board Resolution, and delivered to the Trustee.

“Consolidated Capitalization” of the Company means consolidated total assets less consolidated non-interest bearing current liabilities, all as shown by a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with generally accepted accounting principles at the date of such balance sheet.

“Consolidated FFO” means, for any period, the sum, without duplication, of: (1) Consolidated Net Income for such period; (2) the consolidated interest expense of the Company and its Subsidiaries that was capitalized during such period; (3) the consolidated deferred taxes of the Company and its Subsidiaries for such period; (4) consolidated depreciation, amortization and other non-cash charges, and extraordinary charges of the Company and its Subsidiaries that were deducted in determining such Consolidated Net Income for such period; (5) the consolidated allowance for funds used during construction of the Company and its Subsidiaries for such period; and (6) any non-recurring fees, charges or other expenses (including acquisition integration costs and fees) incurred in connection with the Acquisition within one year of the initial issuance of Securities under this Indenture, in any such case to the extent such fees, charges or other expenses were deducted in computing such Consolidated Net Income, provided that Consolidated FFO shall exclude changes in the Company’s working capital on a consolidated basis for such period, in each case, determined in accordance with generally accepted accounting principles.

“Consolidated Interest Expense” means, for any period, the sum, without duplication, of: (1) the consolidated net interest expense of the Company and its Subsidiaries for such period to the extent such expense was deducted in computing Consolidated Net Income (including, without limitation, amortization of original issue discount, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financing, and net payments (if any) pursuant to interest swap and hedging obligations (but excluding commitment fees and other periodic bank charges)); (2) the consolidated interest expense of the Company and its Subsidiaries that was capitalized during such period; (3) the interest expense paid or due and payable by the Company or any of its Subsidiaries on Indebtedness of another Person that is guaranteed, or for which credit support is provided for by Indebtedness of the type described in clause (b) of the definition of “Indebtedness”, by the Company or one of its Subsidiaries or secured by a lien on assets of the Company or one of its Subsidiaries (whether or not such guarantee or lien is called upon); (4) imputed interest in respect of Attributable Debt; (5) one-third of Consolidated Rental Payments; and (6) the product of (a) all cash dividend payments (and non-cash dividend payments in the case of a Person that is a Subsidiary) on any series of preferred stock of such Person payable to a party other than the Company or one of its wholly owned Subsidiaries, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined Federal, state and local statutory tax rate of such Person, expressed as a decimal, on a consolidated basis and in accordance with generally accepted accounting principles.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with generally accepted accounting principles, provided that: (1) the net income (but not loss) of any Person that is not the Company or a Subsidiary of the Company or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a wholly owned subsidiary thereof; (2) the net income of any Subsidiary of the Company shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its shareholders; (3) the cumulative effect of a change in accounting principles (effected either through cumulative effect adjustment or a retroactive application) shall be excluded; (4) all other extraordinary gains and extraordinary losses shall be excluded; (5) losses on extinguishment of debt shall be excluded; and (6) any impairment charge related to goodwill shall be excluded.

“Consolidated Rental Payments” of any Person means, for any period, the aggregate rental obligations of such Person and its Subsidiaries (not including taxes, insurance, maintenance and similar expenses that the lessee is obligated to pay under the terms of the relevant leases), determined on a consolidated basis in accordance with generally accepted accounting principles, payable in respect of such period (net of income from subleases thereof not including taxes, insurance, maintenance and similar expenses that the sublessee is obligated to pay under the terms of such sublease), whether or not such obligations are reflected as liabilities or commitments on a consolidated balance sheet of such Person and its Subsidiaries or in the notes thereto, excluding, however, in any event, (i) that portion of Consolidated Interest Expense of such Person representing payments by such Person or any of its Subsidiaries in respect of Capitalized Lease Obligations (net of payments to such Person or any of its Subsidiaries under subleases qualifying as capitalized lease subleases to the extent that such payments would be deducted in determining Consolidated Interest Expense) and (ii) the aggregate amount of amortization of obligations of such Person and its Subsidiaries in respect of such Capitalized Lease Obligations for such period (net of payments to such Person or any of its Subsidiaries and subleases qualifying as capitalized lease subleases to the extent that such payments could be deducted in determining such amortization amount).

“Corporate Trust Office” means the office of the Trustee in Chicago, Illinois, at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution and delivery of this Indenture, as originally executed and delivered, is located at 2 N. LaSalle Street, Suite 1020, Chicago, Illinois 60630, Attention: Corporate Trust Administration.

“Corporation” means a corporation, association, company, joint-stock company or business trust.

“Covenant Defeasance” has the meaning specified in Section 13.3.

“Defaulted Interest” has the meaning specified in Section 3.7.

“Defeasance” has the meaning specified in Section 13.2.

“Depositary” means, unless otherwise specified by the Company pursuant to either Section 2.4 or Section 3.1, with respect to Securities of any series issuable or issued as a Global Security, The Depository Trust Company, New York, New York, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulation.

“Disqualified Capital Stock” means with respect to any Person, (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by such Person or any of its Subsidiaries, in whole or in part, on or prior to the Stated Maturity of the Securities and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences or privileges, and no redemption or repayment provisions.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Indebtedness” means the Indebtedness of the Company and its Subsidiaries in existence on the date of first issuance of the Securities under the Indenture, reduced to the extent such amounts are repaid, refinanced or retired.

“fair market value” means the price that would be paid in an arm’s-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith by the Company.

“Federal Bankruptcy Act” has the meaning specified in Section 6.13.

“First Mortgage Indenture” means the First Mortgage and Deed of Trust, dated as of July 15, 2003, between International Transmission Company and BNY Midwest Trust Company, as trustee thereunder, as the same may be amended, supplemented or otherwise modified and in effect from time to time.

“FFO Coverage Ratio” of any Person means, for any period, the ratio of (1) Consolidated FFO plus the consolidated interest expense of the Company and its Subsidiaries, to the extent paid in cash, to (2) Consolidated Interest Expense plus the consolidated allowance for funds used during construction, debt portion, of the Company and its Subsidiaries, each determined for such period.

In the event that the Company or any of its Subsidiaries incurs, assumes, guarantees or redeems any Indebtedness (other than revolving credit borrowings under existing credit facilities) or issues preferred stock subsequent to the commencement of the Reference Period for which the FFO Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the FFO Coverage Ratio is made (the “Calculation Date”), which Indebtedness or preferred stock remains outstanding on the Calculation Date, then the FFO Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee or redemption of Indebtedness, or such issuance or redemption of preferred stock, and to the discharge of any other Indebtedness or preferred stock repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness or preferred stock, as if the same had occurred at the beginning of the applicable Reference Period.

For purposes of making the computation referred to above, acquisitions that have been made by the Company or any of its Subsidiaries, including through mergers or consolidations and including any related financing transactions, during the Reference Period or subsequent to such Reference Period and on or prior to the Calculation Date shall be deemed to have occurred on the first day of the Reference Period.

“First Supplemental Indenture” means the indenture supplemental hereto dated as of July 16, 2003.

“Funded Indebtedness” means notes, bonds, debentures or other similar evidences of Indebtedness for money borrowed which by its terms matures at or is extendible or renewable at the option of the obligor to a date more than 12 months after the date of the incurrence of such Indebtedness.

“Global Security” means, with respect to any series of Securities issued hereunder, a Security which is executed by the Company and authenticated and delivered by the Trustee to the Depositary or pursuant to the Depositary’s instruction, all in accordance with this Indenture and an indenture supplemental hereto, if any, or Board Resolution and pursuant to a Company Request, which shall be registered in the name of the Depositary or its nominee and which shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, all of the Outstanding Securities of such series or any portion thereof to be issued in book-entry form, in either case having the same terms, including the same original issue date, date or dates on which principal is due, and interest rate or method of determining interest.

“Holder”, when used with respect to any Security, means the Person in whose name such Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person (without duplication), (a) any liability of such Person (1) for borrowed money or under any reimbursement obligation relating to a letter of credit, financial bond or similar instrument or agreement, (2) evidenced by a bond, note, debenture or similar instrument or agreement (including a purchase money obligation) given in connection with the acquisition of any business, properties or assets of any kind (other than a trade payable or a current liability arising in the ordinary course of business or a performance bond or similar obligation), (3) for the payment of money relating to any obligations under any capital lease of real or personal property or (4) under any agreement or instrument in respect of an interest rate or currency swap, exchange or hedging transaction or other financial derivatives transaction; (b) any liability of others described in the preceding clause (a) that the Person has guaranteed or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above and all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends). For the purpose of determining any particular amount of Indebtedness under this definition, guarantees of (or obligations with respect to letters of credit or financial bonds supporting) Indebtedness otherwise included in the determination of such amount shall not be included.

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, in the case of any other Indebtedness.  The amount of any Indebtedness that is a contingent obligation shall be deemed to be an amount equal to the stated amount of the primary obligation in respect of which such contingent obligation is made or, if not stated, the reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as determined by such Person in good faith.

“Indenture” or “this Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated by Section 3.1; provided, however, that if at any time more than one Person is acting as Trustee under this instrument due to the appointment of one or more separate Trustees for any one or more separate series of Securities pursuant to Section 6.10, “Indenture” shall mean, with respect to such series of Securities for which any such Person is Trustee, this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and including the terms of the particular series of Securities for which such Person is Trustee established as contemplated by Section 3.1, exclusive, however, of any provisions or terms which relate solely to other series of Securities for which such Person is not Trustee, regardless of when such terms or provisions were adopted, and exclusive of any provisions or terms adopted by means of one or more indentures supplemental hereto executed and delivered after such Person had become such Trustee but to which such Person, as such Trustee, was not a party.

“Independent”, when used with respect to any specified Person, means such a Person who (1) is in fact independent, (2) does not have any direct material financial interest in the Company or in any other obligor upon the Securities or in any Affiliate of the Company or of such other obligor, (3) is not connected with the Company or such other obligor or any Affiliate of the Company or of such other obligor, as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions, and (4) is approved by the Trustee in the exercise of reasonable care.  Each certificate or opinion required by any provision of this Indenture to be made by a Person that is Independent shall contain a statement of the signers thereof that such Person has read this definition and is Independent within the meaning hereof.

“Interest”, when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

“Interest Payment Date”, when used with respect to any series of Securities, means the Stated Maturity of any installment of interest on those Securities.

“Investment Company Act” means the Investment Company Act of 1940, as amended.

“Lien” means, with respect to any Property, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, encumbrance, or other security arrangement of any kind or nature whatsoever on or with respect to such Property (including any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

“Maturity”, when used with respect to any Securities, means the date on which the principal of any such Security or an installment of principal becomes due and payable as therein or herein provided, whether on a Repayment Date, at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Net Tangible Assets” means the amount shown as total assets on the consolidated balance sheet of the Company prepared in accordance with generally accepted accounting principles on the date of such balance sheet, less the following:  (i) intangible assets including such items as goodwill, trademarks, tradenames, patents and unamortized debt discount and expense and other regulatory assets carried as an asset on the balance sheet; and (ii) appropriate adjustments, if any, on account of minority interests.

“Notice of Default” means a written notice of the kind specified in Section 5.1(d).

“Officer” means the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary, in each case of the Company.

“Officers’ Certificate” means a certificate signed by any two of the following: the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President, the Treasurer, an Assistant Treasurer, the Controller, an Assistant Controller, the Secretary or an Assistant Secretary, in each case of the Company, its principal financial officer, its principal accounting officer or any other officer, employee or agent of the Company duly authorized by a Board Resolution, and delivered to the Trustee.  Wherever this Indenture requires that an

Officers’ Certificate be signed also by an engineer or an accountant or other expert, such engineer, accountant or other expert (except as otherwise expressly provided in this Indenture) may be in the employ of the Company.

“Opinion of Counsel” means a written opinion of counsel, who may (except as otherwise expressly provided herein) be an employee of or counsel to the Company.  Such counsel shall be reasonably acceptable to the Trustee.

“Original Issue Discount Security” means any Security deemed an Original Issue Discount Security for Federal income tax purposes.

“Outstanding”, when used with respect to Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a)                                  such Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)                                 such Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture and provision therefor satisfactory to the Trustee has been made;

(c)                                  Securities as to which Defeasance has been effected pursuant to Section 13.2; and

(d)                                 such Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, or which shall have been paid pursuant to the terms of Section 3.6 (except with respect to any such Security as to which proof satisfactory to the Trustee is presented that such Security is held by a Person in whose hands such Security is a legal, valid and binding obligation of the Company).

In determining whether the Holders of the requisite principal amount of such Securities Outstanding have given, made or taken any request, demand, authorization, direction, notice, consent or waiver hereunder as of any date, (A) the principal amount of an Original Issue Discount Security which shall be deemed to be Outstanding shall be the amount of the principal thereof which would be due and payable as of such date upon acceleration of the Maturity thereof to such date pursuant to Section 5.2, (B) if, as of such date, the principal amount payable at the Stated Maturity of a Security is not determinable, the principal amount of such Security which shall be deemed to be Outstanding shall be the amount as specified or determined as contemplated by Section 3.1, (C) the principal amount of a Security denominated in one or more foreign currencies or currency units which shall be deemed to be Outstanding shall be the U.S. dollar equivalent, determined as of such date in the manner provided as contemplated by Section 3.1, of the principal amount of such Security (or, in the case of a Security described in clause (A) or (B) above, of the amount determined as provided in such clause), and (D) Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other action, only Securities which a Responsible Officer of the Trustee actually knows to be owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee certifies to the Trustee the pledgee’s right to act as owner with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

“Paying Agent” means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

“Permitted Encumbrances” has the meaning specified in Section 10.9.

“Permitted Indebtedness” means:

(1)                                  International Transmission Company may incur Indebtedness that is not prohibited by applicable legal and regulatory requirements, including the rules and regulations of the Federal Energy Regulatory Commission (including without limitation Indebtedness incurred under the Revolving Credit Agreement up to $25.0 million and the First Mortgage Indenture);

(2)                                  the Company may incur Indebtedness evidenced by the Securities issued pursuant to the First Supplemental Indenture up to the amount being issued on the date of first issuance of the Securities under the Indenture;

(3)                                  the Company and any Subsidiary may incur Refinancing Indebtedness with respect to (a) any Indebtedness permitted to be incurred by the Company or such Subsidiary pursuant to clauses (1), (2), (3) and (4) of this definition, as the case may be, or (b) that was incurred pursuant to the Debt Incurrence Ratio test in Section 10.8;

(4)                                  the Company and its Subsidiaries may incur Existing Indebtedness;

(5)                                  the Company and its Subsidiaries may incur Indebtedness solely in respect of bankers acceptances, letters of credit, surety bonds and performance bonds or guarantees (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business;

(6)                                  the Company or any of its Subsidiaries may incur intercompany Indebtedness between or among the Company and any of its Subsidiaries; provided, however, that:

(a)                                   if the Company is the obligor on such Indebtedness, such Indebtedness shall not be secured and shall be expressly subordinated to the prior payment in full in cash of all obligations with respect to the Securities; and

(b)                                  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the Company or a Subsidiary of the Company and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the Company or a Subsidiary of the Company will be deemed, in each case, to constitute an incurrence of such Indebtedness by the Company or such Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)                                  any Subsidiary of the Company may guarantee any Indebtedness of the Company or another Subsidiary of the Company that was permitted to be incurred pursuant to the Indenture;

(8)                                  the Company and its Subsidiaries may incur interest swap and hedging obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the Indenture to be outstanding or any receivable or liability the payment of which is determined by reference to a foreign currency;

(9)                                  the Company and its Subsidiaries may incur Indebtedness arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guarantees or letters of credit, surety bonds or performance bonds securing the performance of the Company or any of its Subsidiaries in connection with the disposition of a portion of the business or assets of a Subsidiary of the Company in a principal amount not to exceed 10% of the gross proceeds (with proceeds other than cash or cash equivalents being valued at the fair market value thereof as determined by the Company’s Board of Directors in good faith) actually received by the Company or any of its Subsidiaries in connection with such disposition;

(10)                            the Company and its Subsidiaries may incur Purchase Money Indebtedness; provided, that

(a)                                   the aggregate amount of such Indebtedness incurred after the date of first issuance of the Securities under the Indenture pursuant to this clause (10) shall not exceed $10.0 million at any time outstanding, and

(b)                                  in each case, such Indebtedness shall not constitute more than 100% of the cost (determined in accordance with generally accepted accounting principles in good faith by the Company’s Board of Directors), as applicable, of the property so purchased, constructed, improved or leased;

(11)                            the Company and its Subsidiaries may incur Capitalized Lease Obligations so long as the aggregate amount of such Capitalized Lease Obligations incurred after the date of first issuance of the Securities under the Indenture pursuant to this clause (11) shall not exceed $10.0 million at any time outstanding;

(12)                            the Company and its Subsidiaries may incur Indebtedness arising solely by virtue of banker’s liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a depository institution; provided that such deposit account is not intended by the Company to provide collateral to the depository institution; and

(13)                            the Company and its Subsidiaries may incur Indebtedness in an aggregate amount outstanding at any time pursuant to this clause (13) of up to $10.0 million.

“Periodic Offering” means an offering of Securities of a series from time to time the specific terms of which Securities, including without limitation the rate or rates of interest (or formula for determining the rate or rates of interest), if any, thereon, the Stated Maturity or Maturities thereof and the redemption provisions, if any, with respect thereto, are to be determined by the Company or its agents upon the issuance of such Securities.

“Person” means any individual, corporation, partnership, joint venture, limited liability company, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Payment” means, with respect to any series of Securities issued hereunder, the city or political subdivision in which the Paying Agent is located and so designated with respect to the series of Securities in question in accordance with the provisions of Section 3.1, which if not so designated shall be The City of New York.

“Predecessor Securities” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a lost, mutilated, destroyed or stolen Security shall be deemed to evidence the same debt as the lost, mutilated, destroyed or stolen Security.

“Property” of any Person shall mean all such Person’s (i) property and assets and (ii) rights to and interests in all property and assets.

“Purchase Money Indebtedness” of any Person means any Capitalized Lease Obligation of such Person or any other Indebtedness of such Person, in either case to any seller or other Person incurred to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after-acquired real or personal tangible property which, in the reasonable good faith judgment of the Company’s Board of Directors, is directly related to a Related Business of the Company and which is incurred concurrently or within 180 days following such acquisition, construction, installation or improvement.

“Redemption Date” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price”, when used with respect to any Security to be redeemed, means the price specified in such Security or pursuant to this Indenture at which it is to be redeemed pursuant to this Indenture or, if not specified, 100% of the outstanding principal amount thereof.

“Regular Record Date” for the interest payable on the Securities of any series on any Interest Payment Date means the date specified in such Securities of any series or pursuant to this Indenture as the Regular Record Date, irrespective of whether such date is a Business Day.

“Reference Period”  with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence, which in the case of International Transmission Company and the Company shall be deemed to be the period commencing February 28, 2003) for which internal financial statements are available ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the Securities or the Indenture.

“Refinancing Indebtedness”  means Indebtedness (including Disqualified Capital Stock):  (1) issued in exchange for, or the proceeds from the issuance and sale of which are used to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (2) constituting an amendment, modification or supplement to, or a deferral or renewal of ((1) and (2) above are, collectively, a “Refinancing”), any Indebtedness (including Disqualified Capital Stock), in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (a) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced, and (b) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with generally accepted accounting principles) at the time of such Refinancing; provided, that (i) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (ii) such Refinancing Indebtedness shall (x) not have an average life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the Securities than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, and (iii) if such Refinancing Indebtedness is subordinated to the Securities, such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the Securities.

“Related Business”  means the business conducted (or proposed to be conducted) by the Company and its Subsidiaries as of the date of first issuance of the Securities under the Indenture and any and all businesses that in the good faith judgment of the Company’s Board of Directors are materially related businesses or reasonable extensions or expansions thereof.

“Repayment Date”, when used with respect to any Security to be repaid at the option of the Holder, means the date fixed for such repayment in such Security or pursuant to this Indenture.

“Repayment Price”, when used with respect to any Security to be repaid at the option of the Holder, means the price specified in such Security or pursuant to this Indenture at which it is to be repaid pursuant to such Security.

“Responsible Officer”, when used with respect to the Trustee, means any officer of the Trustee within the Corporate Trust Administration group of the Trustee (or any successor group of the Trustee) located at the Corporate Trust Office of the Trustee who has responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

“Revolving Credit Agreement” means the revolving credit agreement, dated as of July 16, 2003, between and among the Company, the lenders party thereto, the administrative agent thereunder and the other parties thereto from time to time, as the same may be amended, supplemented or otherwise modified and in effect from time to time including any successor or replacement agreement whether by the same or any other agent, lender or group of lenders.

“Sale and Leaseback Transaction” has the meaning specified in Section 10.10.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” has the meaning stated in the first recital of this Indenture and more particularly means any Security authenticated and delivered under this Indenture; provided, however, that if at any time there is more than one Person acting as Trustee under this Indenture, “Security” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean a Security authenticated and delivered under this Indenture, exclusive, however, of a Security of any series as to which such Person is not Trustee.

“Security Register” shall have the meaning specified in Section 3.5.

“Security Registrar” means the Person who keeps the Security Register specified in Section 3.5.

“Special Record Date” for the payment of any Defaulted Interest (as defined in Section 3.7) means a date fixed by the Trustee pursuant to Section 3.7.

“Stated Maturity”, when used with respect to any Security or any installment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means any Corporation or other business entity of which the Company owns or controls (either directly or through one or more other Subsidiaries) more than 50% of the issued share capital or other ownership interests, in each case having ordinary voting power to elect or appoint directors, managers or trustees of such Corporation or other business entity (whether or not Capital Stock or other ownership interests or any other class or classes shall or might have voting power upon the occurrence of any contingency).

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean and include each Person who is then a Trustee hereunder. If at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean the Trustee with respect to the Securities of that series.

“U.S. Government Obligations” means securities that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof or any other Person, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any obligation or a specific payment of principal of or interest on any such obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the obligation or the specific payment of principal of or interest on the obligation evidenced by such depository receipt.

“Vice President”, when used with respect to the Company, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president,” including an assistant vice president.

Section 1.2   Compliance Certificates and Opinions.  Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee (a) an Officers’ Certificate stating that all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with and (b) an Opinion of Counsel stating that in the opinion of counsel providing such Opinion all such conditions precedent, if any, have been complied with, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance by or on behalf of the Company with a condition or covenant provided for in this Indenture (except for the written statement required by Section 10.4) shall include:

(1)                                  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                  brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of each such officer, the officer has made such examination or investigation as is necessary to enable the person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)                                  a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 1.3   Form of Documents Delivered to Trustee.  In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to the other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an Officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless counsel providing such Opinion of Counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.4   Acts of Holders  (a)  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given, made or taken by Holders of any series may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee, and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

(b)                                    The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness to such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.

Where such execution is by an officer of a Corporation or a member of a partnership, on behalf of such Corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(c)                                     The ownership of Securities shall be proved by the Security Register.

(d)                                    If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Company may, at its option, by Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other action, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after the record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Securities Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other action, and for that purpose the Securities Outstanding shall be computed as of the record date; provided that no such authorization, agreement or consent by the Holders on the record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than 180 days after the record date.

(e)                                     Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Security shall bind every future Holder and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon whether or not notation of such action is made upon such Security.

(f)                                       Without limiting the foregoing, a Holder entitled hereunder to give or take any such action with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

Section 1.5   Notices, etc., to Trustee and Company.  Except as otherwise provided herein, any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(a)                                  the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attn: Corporate Trust Administration, with a courtesy copy to the Trustee’s counsel (which shall not constitute Notice to the Trustee): Bryan Cave LLP, 1290 Avenue of the Americas, New York, New York 10104, Attn: Robert E. Pedersen, Esq., or

(b)                                 the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (except as otherwise expressly provided herein or, in the case of a request for repayment, as specified in the Security carrying the right to repayment) if in writing and mailed by courier to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument or at any other address previously furnished in writing to the Trustee by the Company or telecopied and confirmed by mail.

Section 1.6   Notices to Holders; Waiver.  Where this Indenture or any Security provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein or in such Security expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Where this Indenture or any Security provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or otherwise, it shall be impractical to mail notice of any event to any Holder when such notice is required to be given pursuant to any provision of this Indenture, then any method of notification as shall be satisfactory to the Trustee and the Company shall be deemed to be a sufficient giving of such notice.

Section 1.7   Conflict with Trust Indenture Act.  This Indenture may, but is not as of the date first written above required to be, qualified under and subject to the Trust Indenture Act.  If this Indenture shall become qualified under and subject to the Trust Indenture Act, then if any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under the Trust Indenture Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act, to the extent then applicable, which may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.  Except as expressly provided otherwise herein, any reference herein to a requirement under the Trust Indenture Act shall apply only upon and so long as this Indenture shall become qualified under and subject to the Trust Indenture Act.

Section 1.8   Effect of Headings and Table of Contents.  The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.9   Successors and Assigns.  All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 1.10   Separability Clause.  In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11   Benefits of Indenture.  Nothing in this Indenture or in any Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Authenticating Agent, any Paying Agent, the Security Registrar, and their successors hereunder and the Holders of Securities (or such of them as may be affected thereby), any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 1.12   GOVERNING LAW.  THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT, IF THIS INDENTURE SHALL BECOME QUALIFIED UNDER AND SUBJECT TO THE TRUST INDENTURE ACT, TO THE EXTENT THAT THE TRUST INDENTURE ACT SHALL BE APPLICABLE.

Section 1.13   Submission to Jurisdiction.  The Company irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Indenture or the Securities of any series may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the “Specified Courts”), and irrevocably submits to the jurisdiction of such courts in any such suit, action or proceeding.  The Company hereby irrevocably and unconditionally waives any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 1.14   Waiver of Jury Trial.  Each of the Company and the Trustee hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indenture, the Securities and the transactions contemplated hereby.

Section 1.15   Legal Holidays.  Except as may be otherwise specified with respect to any particular Securities, in any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal (and premium, if any) need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date, Redemption Date or at the Stated Maturity, and no interest shall accrue on such payment for the period from and after such Interest Payment Date, Redemption Date or at the Stated Maturity, as the case may be.

Section 1.16   Counterparts.  This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.17   No Recourse Against Others.  A director, officer, employee or shareholder, as such, of the Company, shall not have liability for any obligations of the Company under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation.  By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

ARTICLE 2

Security Forms

Section 2.1   Forms Generally.  The Securities of each series shall be in substantially the forms set forth in this Article 2, or in such other form as shall be established by or pursuant to a Board Resolution and set forth in an Officers’ Certificate or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with applicable laws or regulations or with the rules of any securities exchange or Depositary therefor, or as may, consistently herewith, be determined by the Officers executing such Securities, as evidenced by their execution of the Securities. Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.  If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 for the authentication and delivery of such Securities.

The definitive Securities shall be printed, typewritten, mimeographed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner, all as determined by the Officers of the Company executing such Securities, as evidenced by their execution of such Securities, subject, with respect to the Securities of any series, to the rules of any securities exchange on which such Securities are listed.

Section 2.2   Forms of Securities.  Each Security shall be in the form of Exhibit A hereto or in one of the forms approved from time to time by or pursuant to a Board Resolution or established in one or more indentures supplemental hereto. Prior to the delivery of a Security to the Trustee for authentication in any form approved by or pursuant to a Board Resolution, the Company shall deliver to the Trustee the Board Resolution by or pursuant to which such form of Security has been approved, which Board Resolution shall have attached thereto a true and correct copy of the form of Security which has been approved thereby or, if a Board Resolution authorizes a specific person or persons to approve a form of Security, a certificate of such person or persons approving the form of Security attached thereto. Any form of Security approved by or pursuant to a Board Resolution must be acceptable as to form to the Trustee, such acceptance to be evidenced by the Trustee’s authentication of Securities in that form or a certificate signed by a Responsible Officer of the Trustee and delivered to the Company.

Section 2.3   Form of Trustee’s Certificate of Authentication.  The form of Trustee’s Certificate of Authentication for any Security issued pursuant to this Indenture shall be substantially as follows:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	BNY MIDWEST TRUST COMPANY,
as Trustee

By:
Authorized Signatory

Section 2.4   Securities Issuable in the Form of a Global Security.  (a) If the Company establishes pursuant to Sections 2.2 and 3.1 that the Securities of a particular series are to be issued in whole or in part in the form of one or more Global Securities, then the Company shall execute and the Trustee or its agent shall, in accordance with Section 3.3 and the Company Request delivered to the Trustee or its agent thereunder, authenticate and make available for delivery such Global Security or Securities which (i) shall represent, and shall be denominated in an amount equal to the aggregate principal amount of, the Outstanding Securities of such series to be represented by such Global Security or Securities or such portion thereof as the Company shall specify in a Company Request, (ii) shall be registered in the name of the Depositary for such Global Security or Securities or its nominee, (iii) shall be made available for delivery by the Trustee or its agent to the Depositary or pursuant to the Depositary’s instruction and (iv) shall bear the legends with respect to Global Securities substantially to the effect set forth in Exhibit A.

(b)                                 Notwithstanding any other provisions of this Section 2.4 or of Section 3.5, but subject to the provisions of paragraph (c) below, unless the terms of a Global Security expressly permit such Global Security to be exchanged in whole or in part for individual Securities, a Global Security may be transferred, in whole but not in part and in the manner provided in Section 3.5, only to a nominee of the Depositary for such Global Security, to the Depositary, to a successor Depositary for such Global Security selected or approved by the Company or to a nominee of such successor Depositary.

(c)                                  (i)                                     If at any time the Depositary for a Global Security notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security or if at any time the Depositary for the Securities for such series ceases to be a clearing agency registered under the Exchange Act or other applicable statute or regulation, the Company shall appoint a successor Depositary with respect to such Global Security. If a successor Depositary for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such ineligibility, the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange for such Global Security, will authenticate and make available for delivery, individual Securities of such series of like tenor and terms in an aggregate principal amount equal to the principal amount of the Global Security in exchange for such Global Security.

(ii)                               The Company may at any time and in its sole discretion determine that the Securities of any series or portion thereof issued or issuable in the form of one or more Global Securities shall no longer be represented by such Global Security or Securities. In such event the Company will execute, and the Trustee or its agent, upon receipt of a Company Request for the authentication and delivery of individual Securities of such series in exchange in whole or in part for such Global Security, will authenticate and make available for delivery individual Securities of such series of like tenor and terms in definitive form in an aggregate principal amount equal to the principal amount of such Global Security or Securities representing such series or portion thereof in exchange for such Global Security or Securities.

(iii)                            If specified by the Company pursuant to Sections 2.2 and 3.1 with respect to Securities issued or issuable in the form of one or more Global Securities, the Depositary for such Global Security or Securities may surrender such Global Security or Securities in exchange in whole or in part for individual Securities of such series of like tenor and terms in definitive form on such terms as are acceptable to the Company and such Depositary. Thereupon the Company shall execute, and the Trustee or its agent shall authenticate and make available for delivery, without service charge, (1) to each Person specified by such Depositary a new Security or Securities of the same series of like tenor and terms and of any authorized denomination as requested by such Person in aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Global Security or Securities and (2) to such Depositary a new Global Security or Securities of like tenor and terms and in an authorized denomination equal to the difference, if any, between the principal amount of the surrendered Global Security or Securities and the aggregate principal amount of Securities delivered to the Holders thereof.

(iv)                           In any exchange provided for in any of the preceding four paragraphs, the Company will execute and the Trustee or its agent will authenticate and make available for delivery individual Securities in definitive registered form in authorized denominations. Upon the exchange of the entire principal amount of a Global Security for individual Securities, such Global Security shall be cancelled by the Trustee or its agent. Except as provided in the immediately preceding paragraph, Securities issued in exchange for a Global Security pursuant to this Section shall be registered in such names and in such authorized denominations as the Depositary for such Global Security, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee or the Security Registrar. The Trustee or the Security Registrar shall deliver such Securities to the Persons in whose names such Securities are so registered.

ARTICLE 3

The Securities

Section 3.1   General Title; General Limitations; Issuable in Series; Terms of Particular Series.  The aggregate principal amount of securities which may be authenticated and delivered and Outstanding under this Indenture is not limited.

The Securities issued under this Indenture may be issued in one or more series up to an aggregate principal amount of Securities as from time to time may be authorized by the Board of Directors. The Securities shall be direct, unsecured (unless one or more series of Securities is secured pursuant to the provision of a supplement to this Indenture) obligations of the Company and shall rank without preference or priority among themselves and pari passu with all existing and future unsecured and unsubordinated Indebtedness of the Company, provided, that if any existing or future Indebtedness of the Company or any Subsidiary or any other Person is secured by any Lien on any Property of the Company or any Subsidiary, whether such Lien is assumed or created or otherwise brought into existence prior to the issuance of any Securities under this Indenture or thereafter, then such Securities shall be secured to the extent provided in Section 10.9 hereof. All Securities of each series under this Indenture shall in all respects be equally and ratably entitled to the benefits hereof with respect to such series without preference, priority or distinction on account of the actual time of the authentication and delivery or Stated Maturity of the Securities of such series.

Each series of Securities shall be created either by or pursuant to a Board Resolution or by or pursuant to an indenture supplemental hereto. The Securities of each such series may bear such date or dates, be payable at such place or places, have such Stated Maturity or Maturities, bear interest at such rate or rates (which may be fixed or floating), from such date or dates, payable in such installments and on such dates and at such place or places to the Holders of Securities registered as such on the related Regular Record Dates, or may bear no interest, and may be redeemable or repayable at such Redemption Price or Prices or Repayment Price or Prices, as the case may be, whether at the option of the Holder or otherwise, and upon such terms, all as shall be provided for in or pursuant to the Board Resolution or in or pursuant to the supplemental indenture creating that series. There may also be established in or pursuant to a Board Resolution and, subject to Section 3.3, set forth, or determined in the manner provided, in an Officers’ Certificate, or pursuant to a supplemental indenture prior to the issuance of Securities of each such series, provision for:

(a)                                     the title of the Securities of the series (which shall distinguish the Securities of the series from all other series of Securities);

(b)                                    any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 hereof and except for any Securities which, pursuant to Section 3.3 hereof, are deemed never to have been authenticated and delivered hereunder);

(c)                                     the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name the Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

(d)                                    the date or dates on which the principal or installments of principal of any Securities of the series is payable and any rights to extend such date or dates and the duration of such extension;

(e)                                     the rate or rates (which may be fixed or variable) per annum at which the Securities of the series will bear interest or the method by which such rate or rates shall be determined, the date from which such interest will accrue or the method by which such date or dates shall be determined and the right (if any) to extend such dates and the duration of such extension;

(f)                                       the obligation, if any, of the Company to redeem, repay or purchase any Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions upon which any Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(g)                                    if other than denominations of $1,000 and any integral multiple thereof, the denominations in which any Securities of the series shall be issuable;

(h)                                    if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.2 hereof;

(i)                                        if other than such coin or currency of the United States of America as at the time of payment is legal tender for payment of public or private debts, the coin or currency in which payment of the principal of (and premium, if any) and interest, if any, on the Securities of the series shall be payable and the manner of determining the equivalent thereof in the currency of the United States of America for any purpose, including for purposes of the definition of “Outstanding” in Section 1.1;

(j)                                        if the principal of (and premium, if any) or interest, if any, on the Securities of the series are to be payable, at the election of the Company or a Holder thereof, in a coin or currency other than that in which the Securities are stated to be payable, the period or periods within which, and the terms and conditions upon which, such election may be made;

(k)                                     if the amount of payments of principal of (and premium, if any) or interest, if any, on the Securities of the series may be determined with reference to an index based on a coin or currency other than that in which the Securities are stated to be payable or pursuant to a formula, the manner in which such amounts shall be determined;

(l)                                        any provisions permitted by this Indenture relating to Events of Default or covenants of the Company with respect to such series of Securities;

(m)                                  if the principal amount payable at the Stated Maturity of any Securities of the series will not be determinable as of any one or more dates prior to the Stated Maturity, the amount which shall be deemed to be the principal amount of such Securities as of any such date for any purpose thereunder or hereunder, including the principal amount thereof which shall be due and payable upon any Maturity other than the Stated Maturity or which shall be deemed to be Outstanding as of any date prior to the Stated Maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined);

(n)                                    if applicable, that the Securities of the series, in whole or any specified part, shall not be defeasible pursuant to Section 13.2 or Section 13.3 or both such Sections and, if other than by a Company Order, the manner in which any election by the Company to defease such Securities shall be evidenced;

(o)                                    if applicable, that any Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective Depositaries for such Global Securities, the form of any legend or legends which shall be borne by any such Global Security in addition to or in lieu of that set forth in Exhibit A and any circumstances in addition to or in lieu of those set forth in Sections 2.4, 3.4 and 3.5 in which any such Global Security may be exchanged in whole or in part for Securities registered, and any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the Depositary for such Global Security or a nominee thereof;

(p)                                    providing collateral to the Trustee to secure payment of the principal of (and premium, if any) and interest on the Securities of any series, and provisions for the release of any such collateral; and

(q)                                    any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture), including, without limitation, any terms required or appropriate to establish one or more series of Securities issued in a Periodic Offering.

All Securities of any one series (other than Securities offered in a Periodic Offering) shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and set forth in the Officers’ Certificate referred to above or in any such indenture supplemental hereto.

If any of the terms of the series, including the form of Security of such series, are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action setting forth the terms of such series shall be certified by the Secretary or an Assistant Secretary or other authorized officer of the Company, and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.3 hereof for the authentication and delivery of such series of Securities.

With respect to Securities of a series offered in a Periodic Offering, such Board Resolution and Officers’ Certificate or supplemental indenture may provide general terms or parameters for Securities of such series and provide either that the specific terms of particular Securities of such series shall be specified in a Company Order or that such terms shall be determined by the Company or its agents in accordance with other procedures specified in a Company Order as contemplated by the third paragraph of Section 3.3.

Any terms or provisions in respect of the Securities of any series issued under this Indenture may be determined pursuant to this Section by providing in a Board Resolution or supplemental indenture for the method by which such terms or provisions shall be determined.

Section 3.2   Denominations.  The Securities of each series shall be issuable in registered form without coupons, except as otherwise expressly provided in an applicable

Officers’ Certificate or a supplemental indenture, in such denominations as shall be specified as contemplated by Section 3.1 hereof. In the absence of any such provisions with respect to the Securities of any series, the Securities of that series shall be issuable only in U.S. dollars in fully registered form without coupons in denominations of $1,000 and any integral multiple thereof.

Section 3.3   Execution, Authentication, Delivery and Dating.  The Securities shall be executed on behalf of the Company by: its Chairman of the Board, its Vice Chairman of the Board, its President, one of its Vice Presidents or its Treasurer.  The signature of any of these Officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers, employees or agents of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

The Company may at any time and from time to time after the execution and delivery of this Indenture deliver Securities of any series executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities, or, in the case of Securities offered in a Periodic Offering, from time to time in accordance with such other procedures (including, without limitation, the receipt by the Trustee of electronic instructions from the Company or its duly authorized agents, promptly confirmed in writing by the Company) acceptable to the Trustee as may be specified from time to time by a Company Order for the specific terms of the Securities being so offered; and the Trustee shall, in accordance with a Company Order, authenticate and make available for delivery such Securities as provided in this Indenture and not otherwise.

Prior to any such authentication and delivery, the Trustee shall be entitled to receive, in addition to any Officers’ Certificate and Opinion of Counsel required to be furnished to the Trustee pursuant to Section 1.2, the Board Resolution and any certificate relating to the issuance of the series of Securities required to be furnished pursuant to Section 2.2 and the Board Resolution and Officers’ Certificate or supplemental indenture required to be furnished pursuant to Section 3.1, and shall be fully protected in relying upon, an Opinion of Counsel stating that:

(a)                                  if the form or forms of such Securities have been established by or pursuant to Board Resolution as permitted by Section 2.1 hereof, that such form has been established in conformity with the provisions of this Indenture;

(b)                                 the terms of such Securities have been established in conformity with the provisions of this Indenture; and

(c)                                  such Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities;

provided, however, that, with respect to Securities of a series offered in a Periodic Offering, the Trustee shall be entitled to receive such Opinion of Counsel in connection only with the first authentication of Securities of such series, and in such case the opinions described in clauses (b) and (c) above may state, respectively, that

(i)                                  if the terms of such Securities are to be established pursuant to a Company Order or pursuant to such procedures as may be specified from time to time by a Company Order, all as contemplated by a Board Resolution or action taken pursuant thereto, such terms will have been duly authorized by the Company and established in conformity with the provisions of this Indenture; and

(ii)                               that such Securities, when completed by appropriate insertions and executed and delivered by the Company to the Trustee for authentication in accordance with this Indenture, authenticated and delivered by the Trustee in accordance with this Indenture and issued and delivered by the Company and paid for, all in accordance with any agreement of the Company relating to the offering, issuance and sale of such Securities, will be duly issued under this Indenture and will constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general applicability relating to or affecting generally the enforcement of creditors’ rights, to general equitable principles and to such other qualifications as such counsel shall conclude do not materially affect the rights of Holders of such Securities;

and, if the authentication and delivery relates to a new series of Securities created by an indenture supplemental hereto, also stating that all laws and requirements with respect to the form and execution by the Company of the supplemental indenture with respect to that series of Securities have been complied with; the Company has corporate power to execute and deliver any such supplemental indenture and has taken all necessary corporate action for those purposes; and any such supplemental indenture has been executed and delivered and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms subject to bankruptcy, insolvency and similar laws affecting creditors’ rights generally and to general principles of equity; and

(d)                                 that no consent, approval, authorization, order, registration or qualification of or with any court or any governmental agency or body having jurisdiction over the Company is required for the execution and delivery of such Securities by the Company, except such as have been obtained (except that no opinion need be expressed as to the state securities or Blue Sky laws).

The Trustee shall not be required to authenticate and deliver any such Securities if the issue of such Securities pursuant to this Indenture will affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner which is not reasonably acceptable to the Trustee.

Unless otherwise provided in the form of Security for any series, all Securities shall be dated the date of their authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein manually executed by the Trustee or an Authenticating Agent, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 3.9, together with a written statement (which need not comply with Section 1.2 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Company, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 3.4   Temporary Securities.  Pending the preparation of definitive Securities of any series, the Company may execute, and, upon receipt of the documents required by Section 3.3, together with a Company Order, the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer or officers executing such Securities may determine, as evidenced by their execution of such Securities.

If temporary Securities of any series are issued, the Company will cause definitive Securities of such series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of Payment for that series, without charge to the Holder; and upon surrender for cancellation of any one or more temporary Securities of any series the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of definitive Securities of the same series of authorized denominations and of like tenor and aggregate principal amount. Until so exchanged, the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Upon any exchange of a portion of a temporary Global Security for a definitive Global Security or for the individual Securities represented thereby pursuant to this Section 3.4 or Section 3.5, the temporary Global Security shall be endorsed by the Trustee to reflect the reduction of the principal amount evidenced thereby, whereupon the principal amount of such temporary Global Security shall be reduced for all purposes by the amount so exchanged and endorsed.

Section 3.5   Registration, Transfer and Exchange.  The Company shall keep or cause the Security Registrar to keep a register (herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities, or of Securities of a particular series, and for transfers of Securities or of Securities of such series; provided, however, that there shall be only one Securities Register for each series of Securities.  Any such register shall be in written form or in any other form capable of being converted into written form within a reasonable time.  If a Person other than the Trustee maintains any such Security Register, at all reasonable times the information contained in such register or registers shall be available for inspection by the Trustee at the office or agency to be maintained by the Company as provided in Section 10.2.

Subject to Section 2.4, upon surrender for registration of transfer of any Security of any series at the office or agency of the Company in a Place of Payment for that series, the Company shall execute, and the Trustee or its agent shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of the same series, of any authorized denominations and of a like tenor, aggregate principal amount and Stated Maturity.

Subject to Section 2.4, at the option of the Holder, unless otherwise provided with respect to any series of Securities pursuant to Section 3.1, Securities of any series may be exchanged for other Securities of the same series of any authorized denominations and of a like tenor, aggregate principal amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency maintained by the Company in any Place of Payment for such series. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee or its agent shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

Unless otherwise provided in the Security to be registered for transfer or exchange, no service charge shall be imposed on any Holder for any registration of transfer or exchange of Securities, but the Company may (unless otherwise provided in such Security) require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with registration of any transfer or exchange of Securities, other than exchanges pursuant to Section 3.4, 9.6 or 11.7 not involving any transfer.

The Company may but shall not be required (i) to issue, register the transfer of or exchange any Security of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of such series selected for redemption under Section 11.3 and ending at the close of business on the date of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except for the portion of such Security not so selected for redemption.

None of the Company, the Trustee, any agent of the Company or Trustee, (including any Paying Agent or the Security Registrar) will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

None of the Company, the Trustee or any agent of the Company or the Trustee shall have any responsibility or obligation to any participant in the Depositary, any Person claiming a beneficial ownership interest in the Securities under or through the Depositary or any such participant, or any other Person which is not shown on the Security Register as being a Holder, with respect to (1) the Securities; (2) the accuracy of any records maintained by the Depositary or any such participant; (3) the payment by the Depositary or any such participant of any amount in respect to the principal of or premium or interest on the Securities; (4) any notice which is permitted or required to be given to Holders of Securities under this Indenture; or (5) any consent given or other action taken by the Depositary as Holder of Securities.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture, the Securities or applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants or owners of beneficial interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence, if any, as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

The Company initially appoints the Trustee to act as Security Registrar for the Securities on its behalf. The Company may at any time and from time to time authorize any Person to act as Security Registrar in place of the Trustee with respect to any series of Securities issued under this Indenture.

Section 3.6   Mutilated, Destroyed, Lost and Stolen Securities.  If (a) any mutilated Security is surrendered to the Trustee or the Company, or the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and (b) there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them and their agents harmless, then, in the absence of actual notice to the Company and the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee or its agents shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security or in exchange for such mutilated Security, a new Security of like tenor, series, Stated Maturity and principal amount, bearing a number not contemporaneously Outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, any Paying Agent and any Securities Registrar) connected therewith.

Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security or in exchange for such mutilated Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities of the same series duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.7   Payment of Interest; Interest Rights Preserved.  Unless otherwise provided with respect to any series of Securities pursuant to Section 3.1, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of its having been such Holder; and, except as hereinafter provided, such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (a) or clause (b) below:

(a)                                  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each such Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be given to each Holder of such series in the manner set forth in Section 1.6, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (b).

(b)                                 The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful manner not inconsistent with the requirements of any securities exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of, or in exchange for, or in lieu of any other Security, shall carry the rights to interest accrued and unpaid, and to accrue, which rights were carried by such other Security.

Section 3.8   Persons Deemed Owners.  Prior to the due presentment for registration of transfer of any Security, the Company, the Trustee and any agent of the Company or the Trustee may treat the Holder of such Security as its owner for the purpose of receiving payment of principal of (and premium, if any), and (subject to Section 3.7) interest on, such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

No holder of any beneficial interest in any Global Security held on its behalf by a Depositary (or its nominee) shall have any rights under this Indenture with respect to such Global Security or any Security represented thereby, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security or any Security represented thereby for all purposes whatsoever.

Notwithstanding the foregoing, with respect to any Global Security, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any Depositary, as a Holder, with respect to such Global Security or shall impair, as between such Depositary and owners of beneficial interests in such Global Security, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Security.

Section 3.9   Cancellation.  All Securities surrendered for payment, redemption, repurchase, registration of transfer, conversion or exchange or for credit against any sinking fund, if any, shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and, if not already cancelled, shall be promptly cancelled by the Trustee. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee.  No Security shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture.  All cancelled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s then customary practice for disposing of securities, unless otherwise directed by a Company Order and subject to any applicable document retention requirements of the Commission.

Section 3.10   Computation of Interest.  Unless otherwise provided as contemplated in Section 3.1, interest on the Securities of any series shall be calculated on the basis of a 360-day year of twelve 30-day months.

Section 3.11   Periodic Offering of Securities.  Notwithstanding any contrary provision herein, if all Securities of a series are not to be originally issued at one time, it shall not be necessary for the Company to deliver to the Trustee an Officers’ Certificate, Board Resolution, supplemental indenture, Opinion of Counsel or Company Request otherwise required pursuant to Sections 2.2, 3.1 and 3.3 at or prior to the time of authentication of each Security of such series if such documents are delivered to the Trustee or its agent at or prior to the authentication upon original issuance of the first Security of such series to be issued; provided that any subsequent request by the Company to the Trustee to authenticate Securities of such series upon original issuance shall constitute a representation and warranty by the Company and its counsel that as of the date of such request, the statements made in the Officers’ Certificate and opinions made in the Opinion of Counsel delivered pursuant to Section 1.2 and 3.3, respectively, were true and correct as if made on such date.

An Officers’ Certificate, supplemental indenture or Board Resolution delivered by the Company to the Trustee in the circumstances set forth in the immediately preceding paragraph may provide that Securities which are the subject thereof will be authenticated and delivered by the Trustee or its agent on original issue from time to time upon the written order of a person or persons designated in such Officers’ Certificate, supplemental indenture or Board Resolution and that such person or persons are authorized to determine, consistent with such Officers’  Certificate, supplemental indenture or Board Resolution, such terms and conditions of the Securities as are specified in such Officers’ Certificate, supplemental indenture or Board Resolution.

Section 3.12   CUSIP Numbers.  The Company in issuing the Securities may use “CUSIP”, “ISIN” or other similar numbers (if then generally in use) in addition to serial numbers, and, if so, the Trustee shall use “CUSIP,” “ISIN” or such other numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such “CUSIP”, “ISIN” or other numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company will promptly notify the Trustee of any change in such “CUSIP”, “ISIN” or other numbers.

ARTICLE 4

Satisfaction and Discharge

Section 4.1   Satisfaction and Discharge of Indenture.  This Indenture shall, upon Company Request, cease to be of further effect with respect to any series of Securities (except as to any surviving rights of registration of transfer or exchange or replacement of Securities of such series expressly provided for herein or in the form of security for such series), and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture as to such series, when

(a)                                  either

(i)                                     all Securities of that series theretofore authenticated and delivered (other than (1) Securities of such series which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.6, and (2) Securities of such series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such Trust, as provided in Section 10.3) have been delivered to the Trustee or its agent cancelled or for cancellation; or

(ii)                                  all such Securities of that series not theretofore delivered to the Trustee or its agent for cancellation

(1)           have become due and payable,

(2)           will become due and payable at their Stated Maturity within one year,

(3)           are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, or

(4)           are deemed paid and discharged pursuant to Section 13.2, as applicable,

and the Company, in the case of (1), (2) or (3) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, money in an amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee cancelled or for cancellation, for principal (and premium, if any)

and interest to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or Redemption Date, as the case may be;

(b)                                 the Company has paid or caused to be paid all other sums payable hereunder by the Company with respect to the Securities of such series; and

(c)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture with respect to any series of Securities, the obligations of the Company to the Trustee with respect to such series under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.14 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Sections 4.2 and 10.3 shall survive.

Section 4.2   Application of Trust Money.  Subject to the provisions of the last paragraph of Section 10.3 and Section 6.7, all money deposited with the Trustee pursuant to Section 4.1 shall be held in trust and applied by it, in accordance with the provisions of the series of Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for whose payment such money has been deposited with the Trustee.

ARTICLE 5

Remedies

Section 5.1   Events of Default.  “Event of Default,” wherever used herein with respect to Securities of any series, and unless otherwise provided with respect to Securities of any series pursuant to Section 3.1(l), means any one of the following events (whatever the reason for such Event of Default and whether it is voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless such event is either inapplicable to a particular series (to the extent expressly provided in the form of Security for such series) or it is specifically deleted or modified in the supplemental indenture creating such series of Securities or in the form of Security for such series:

(a)                                  default by the Company in the payment of any principal (or premium, if any) of the Securities of that series when due and payable, whether at Maturity or otherwise; or

(b)                                 default by the Company in the payment of any interest upon any Security of that series when it becomes due and payable, and the continuance of such default for a period of 30 consecutive days; or

(c)                                  default in the deposit of any sinking fund payment, when and as due by the terms of a Security of that series; or

(d)                                 default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default in the performance or breach for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e)                                  a default under any Indebtedness by the Company or any Subsidiary (including a default with respect to Securities of any series other than that series) or under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company (including this Indenture) or any Subsidiary, whether such Indebtedness now exists or shall hereafter be created, in an aggregate principal amount exceeding $15,000,000 (or its equivalent in any other currency or currencies) which default shall have resulted in such Indebtedness becoming or being declared due and payable prior to maturity; or

(f)                                    the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its Property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(g)                                 the commencement by the Company of a voluntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable Federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or state law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or of any substantial part of its Property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(h)                                 any other Event of Default provided with respect to Securities of that series pursuant to Sections 3.1 or 9.1.

Section 5.2   Acceleration of Maturity; Rescission and Annulment.  If an Event of Default (other than an Event of Default specified in Section 5.1(f) or 5.1(g)) with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series may declare the aggregate principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such lesser portion of the aggregate principal amount of such Securities as may be specified by the terms thereof) to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such aggregate principal amount (or specified amount) shall become immediately due and payable.  If an Event of Default specified in Section 5.1(f) or 5.1(g) with respect to Securities of any series at the time Outstanding occurs, the aggregate principal amount of all the Securities of that series (or, if any Securities of that series are Original Issue Discount Securities, such lesser portion of the aggregate principal amount of such Securities as may be specified by the terms thereof) shall automatically, and without any declaration or other action on the part of the Trustee or any Holder, become immediately due and payable.

At any time after such a declaration of acceleration with respect to Outstanding Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)                                  the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)                                     all overdue interest on all Securities of that series,

(ii)                                  the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

(iii)                               to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

(iv)                              all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(b)                                all Events of Default with respect to Securities of that series, other than the non-payment of the principal of Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 5.3   Collection of Indebtedness and Suits for Enforcement by Trustee.  The Company covenants that if:

(a)                                 default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)                                default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

then the Company will, upon written demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the Property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may at its discretion proceed to protect and enforce its rights and the rights of the Holders of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 5.4   Trustee May File Proofs of Claim.  In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, moratorium of payments, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the Property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of, and any interest on, the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceedings or otherwise,

(a)                                 to file and prove a claim for the whole amount of principal (and premium, if any) and interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, to file such other papers or documents as may be necessary and advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due the Trustee under Section 6.7) and of the Holders allowed in such judicial proceeding, and

(b)                                to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official, in any such judicial proceeding is hereby authorized by each Holder to make such payment to the Trustee and, in the event that the Trustee consents to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors’ or other similar committee.

Section 5.5   Trustee May Enforce Claims Without Possession of Securities.  All rights of action and claims under this Indenture or the Securities of any series may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, be for the ratable benefit of the Holders of the Securities of the series in respect of which such judgment has been recovered.

Section 5.6   Application of Money Collected.  Any money collected by the Trustee with respect to a series of Securities pursuant to this Article 5 and any other money or property distributable in respect of the Company’s obligations under this Indenture after an Event of Default shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal (or premium, if any) or interest, upon presentation of the Securities of such series and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee (including any predecessor Trustee) under Section 6.7; and

SECOND:  To the payment of the amounts then due and unpaid upon the Securities of that series for principal (and premium, if any) and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal (and premium, if any) and interest, respectively.

The Trustee may fix a record date for any payment pursuant to this Section.

Section 5.7   Limitation on Suits.  No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)                                  such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to Securities of such series;

(b)                                 the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of such series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(c)                                  such Holder or Holders have furnished to the Trustee indemnity satisfactory to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

(d)                                 the Trustee for 60 days after its receipt of such notice, request and furnishing of indemnity has failed to institute any such proceeding; and

(e)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series;

it being understood and intended that no one or more Holders of Securities of such series shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of Securities of such series, or to obtain or to seek to obtain priority or preference over any other such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders of all Securities of such series.

Section 5.8   Unconditional Right of Holders to Receive Principal, Premium and Interest.  Notwithstanding any other provisions in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Sections 3.7 and 12.1) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on the Redemption Date or Repayment Date, as the case may be) and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder.

Section 5.9   Restoration of Rights and Remedies.  If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10   Rights and Remedies Cumulative.  Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11   Delay or Omission Not Waiver.  No delay in exercising or omission to exercise any remedy, right or power accruing upon the occurrence of any Event of Default shall impair the remedy, right or power, or shall be construed to be a waiver of any Event of Default or acquiescence therein.  Every remedy, right and power may be exercised from time to time and as often as may be deemed to be expedient.  No waiver of any Event of Default, whether by the Trustee or by the Holders, shall extend to or shall affect any subsequent Event of Default or shall impair any remedy, right or power consequent thereon.

Section 5.12   Control by Holders.  The Holders of a majority in aggregate principal amount of the Outstanding Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series; provided that

(a)                                  the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or would conflict with this Indenture or would involve the Trustee in personal liability;

(b)                                 the Trustee shall not determine that the action so directed would be unjustly prejudicial to Holders not taking part in such action;

(c)                                  such direction shall be presented by such Holders to the Trustee in a timely manner; and

(d)                                 the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13   Waiver of Defaults.  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past or existing default hereunder with respect to such series and its consequences, except a default not theretofore cured

(a)                                  in the payment of the principal of (or premium, if any) or interest on any Security of such series, or in the payment of any sinking or purchase fund or analogous obligation with respect to the Securities of such series, or

(b)                                 in respect of a covenant or provision hereof which under Article 9 cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 5.14   Undertaking for Costs.  All parties to this Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided, however, that the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series to which the suit relates against the Company and not the Trustee, or to any suit instituted by any Holder against the Company and not the Trustee for the enforcement of the payment of the principal of (or premium, if any) or interest on any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption or repayment, on or after the Redemption Date or Repayment Date).

Section 5.15   Waiver of Stay or Extension Laws.  The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE 6

The Trustee

Section 6.1   Certain Duties and Responsibilities.  (a) Except during the continuance of an Event of Default with respect to any series of Securities,

(i)                                     the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture with respect to the Securities of such series, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)                                  in the absence of bad faith on its part, the Trustee may, with respect to Securities of such series, conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations, or other facts or contents stated therein).

(b)                                 If an Event of Default with respect to any series of Securities has occurred and is continuing, the Trustee shall exercise with respect to the Securities of such series such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(c)                                  No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)                                this subsection (c) shall not be construed to limit the effect of subsections (a) or (d) of this Section 6.1;

(ii)                             the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)                          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in aggregate principal amount of the Outstanding Securities of any series (or such lesser percentage as provided in this Indenture) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture with respect to the Securities of such series.

(d)                                 No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(e)                                  Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 6.1.

Section 6.2   Notice of Defaults.  Within 90 days after the Trustee has received written notice of any default hereunder with respect to Securities of any series, the Trustee shall transmit by mail to all Holders of such series, as their names and addresses appear in the Security Register, notice of such default hereunder known to the Trustee, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of (or premium, if any) or interest, if any, on any Security of such series, or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of such series; and provided further that in the case of any default of the character specified in Section 5.1(d) with respect to Securities of such series, no such notice to Holders of such series shall be given until at least 30 days after the occurrence thereof.  For the purpose of this Section 6.2, the term “default,” with respect to Securities of any series, means any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 6.3   Certain Rights of Trustee.  Except as otherwise provided in Section 6.1:

(a)                                  the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, Officers’ Certificate or other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note or other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)                                  whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(d)                                 the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holder shall have furnished to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(f)                                    the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its sole discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled upon reasonable request to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)                                 the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)                                 the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(i)                                     the Trustee shall not be charged with knowledge of any default (as defined in Section 6.2) or Event of Default with respect to the Securities of any series, as the case may be, unless either (i) written notice of such default or Event of Default, as the case may be, shall have been given to a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Company, any other obligor on the Securities or from any Holder of such Securities in accordance with Section 1.5 hereof and such notice references this Indenture or the Securities or (ii) a Responsible Officer of the Trustee shall have actual knowledge of such default or Event of Default, as the case may be;

(j)                                     the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

(k)                                  the permissive right of the Trustee to take or refrain from taking any actions enumerated in this Indenture shall not be construed as a duty.

Section 6.4   Not Responsible for Recitals or Issuance of Securities.  The recitals contained herein and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and neither the Trustee nor any Authenticating Agent assumes any responsibility for their correctness. Neither the Trustee nor any Authenticating Agent makes any representations as to the validity or sufficiency of this Indenture or of the Securities.  Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.5   May Hold Securities.  The Trustee, any Authenticating Agent, any Paying Agent, the Security Registrar or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 6.8 and 6.13, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

The Trustee may become and act as Trustee under other indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding in the same manner as if it were not Trustee hereunder.

Section 6.6   Money Held in Trust.  Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on or, except as otherwise expressly provided herein, investment of, any money received by it hereunder except as the Trustee has otherwise agreed in writing with the Company.

Section 6.7   Compensation and Reimbursement.  The Company agrees

(a)                                  to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree to in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(b)                                 except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, including taxes (other than taxes based upon, measured by, or determined by the income of the Trustee), disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, bad faith or willful misconduct; and

(c)                                  to indemnify the Trustee and its directors, officers, employees and agents (each an “Indemnified Party”) for, and hold each Indemnified Party harmless from and against any loss, damage, claim, liability or expense (including reasonable attorney’s fees and expenses) incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder or the exercise or performance of the Trustee’s duties hereunder, including the reasonable costs and expenses (including reasonable attorney’s fees and expenses) of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee’s powers or duties hereunder, or in enforcing the provisions of this Section.  The Trustee shall notify the Company promptly of any claim asserted against an Indemnified Party; provided, however, that failure to so notify the Company shall not relieve the Company of its obligations under this Section.  The Company may, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), defend the claim and the Trustee shall cooperate in the defense.  Indemnified Parties may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel; provided however, that the Company will not be required to pay such fees and expenses if, subject to the approval of the Trustee (which approval shall not be unreasonably withheld), it assumes the Trustee’s defense and there is no conflict of interest between the Company and the Indemnified Parties in connection with such defense as solely determined by the Trustee; and, provided further however, that notwithstanding the foregoing, if the failure to provide separate counsel to the Trustee in any action or proceeding, in the sole judgment of the Trustee, would jeopardize the reputation or name or otherwise materially adversely affect the business interest of the Trustee, the Trustee shall be entitled to separate counsel, the fees and expenses in respect of which shall be borne by the Company.  The Company need not pay for any settlement made without its written consent (which consent shall not be unreasonably withheld).  The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through negligence, bad faith or willful misconduct.

The obligations of the Company under this Section 6.7 to compensate the Trustee, to pay or reimburse the Trustee for expenses, disbursements and advances and to indemnify and hold harmless each Indemnified Party shall constitute additional Indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture for any reason. As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee as such, except funds held in trust for the payment of principal of (and premium, if any) or interest on particular Securities.

In addition and without prejudice to the rights provided to the Trustee under any of the provisions of this Indenture, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(f) or Section 5.1(g), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Any Securities Registrar, Paying Agent or Authenticating Agent appointed hereunder shall be entitled to the benefits of Section 6.7(c) as if the indemnity set forth therefor were specifically afforded to such Securities Registrar, Paying Agent or Authenticating Agent.

“Trustee” for purposes of this Section shall include any predecessor Trustee and the Trustee in each of its capacities hereunder and to each agent, custodian and other person employed to act hereunder; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

The provisions of this Section shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the trustee and the termination of this Indenture.

Section 6.8   Disqualification; Conflicting Interests.  The Trustee for the Securities of any series issued hereunder shall be subject to the provisions of Section 310(b) of the Trust Indenture Act (which, for the purposes of this Section 6.8, shall be deemed to be applicable regardless of the qualification of this Indenture under the Trust Indenture Act) during the period of time provided for therein.  In determining whether the Trustee has a conflicting interest as defined in Section 310(b) of the Trust Indenture Act with respect to the Securities of any series, there shall be excluded for purposes of the conflicting interest provisions of such Section 310(b) the Securities of every other series issued under this Indenture.  Nothing herein shall prevent the Trustee from filing with the Commission the application referred to in the second to last paragraph of Section 310(b) of the Trust Indenture Act.

Section 6.9   Corporate Trustee Required; Eligibility.  There shall at all times be a Trustee hereunder with respect to the Securities of each series, which may be Trustee hereunder for Securities of one or more other series.  Each Trustee shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000.  If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section and to the extent permitted by the Trust Indenture Act, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee with respect to the Securities of any series shall cease to be eligible in accordance with the provisions of this Section 6.9, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 6.

Section 6.10   Resignation and Removal; Appointment of Successor.  (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 6.11.

(b)                                    The Trustee may resign at any time with respect to any one or more series of Securities by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 6.11 hereof shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing, if the Company has delivered to the Trustee a resolution of its Board of Directors appointing a successor trustee and such successor has accepted such appointment in accordance with the terms of Section 6.11 hereof, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as trustee.

(c)                                     The Trustee may be removed at any time with respect to any one or more series of Securities by Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of that series, delivered to the Trustee and to the Company. If the instrument of acceptance by a successor Trustee required by Section 6.11 hereof shall not have been delivered to the Trustee within 30 days after the delivery of such Act, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

(d)                                    The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities of that series as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11   Acceptance of Appointment by Successor.  Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the predecessor Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the predecessor Trustee shall become effective with respect to any series as to which it is resigning or being removed as Trustee, and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to any such series; but, on request of the Company or the successor Trustee, such predecessor Trustee shall, upon payment of its reasonable charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the predecessor Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder with respect to all or any such series, subject nevertheless to its lien provided for in Section 6.7.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the predecessor Trustee and each successor Trustee with respect to the Securities of such one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (i) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (ii) if the predecessor Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of that or those series as to which the predecessor Trustee is not retiring shall continue to be vested in the predecessor Trustee, and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall deem such Trustees to be co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the predecessor Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the predecessor Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such predecessor Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such predecessor Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject nevertheless to its lien provided for in Section 6.7.

Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in the preceding paragraph.

No successor Trustee with respect to any series of Securities shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible with respect to that series under this Article 6.

Section 6.12   Merger, Conversion, Consolidation or Successor to Business.  Any Person into which the Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and make available for delivery the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 6.13   Preferential Collection of Claims Against Company.  (a) Subject to subsection (b) of this Section, if the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company within three months prior to a default, as defined in subsection (c) of this Section, or subsequent to such a default, then, unless and until such default shall be cured, the Trustee shall set apart and hold in a special account for the benefit of the Trustee individually, the Holders of the Securities and the holders of other indenture securities (as defined in subsection (c) of this Section):

(i)                                     an amount equal to any and all reductions in the amount due and owing upon any claim as such creditor in respect of principal or interest, effected after the beginning of such three-month period and valid as against the Company and its other creditors, except any such reduction resulting from the receipt or disposition of any property described in paragraph (ii) of this subsection, or from the exercise of any right of set-off which the Trustee could have exercised if a petition in bankruptcy had been filed by or against the Company upon the date of such default; and

(ii)                                  all property received by the Trustee in respect of any claim as such creditor, either as security therefor, or in satisfaction or composition thereof, or otherwise, after the beginning of such three-month period, or an amount equal to the proceeds of any such property, if disposed of, subject, however, to the rights, if any, of the Company and its other creditors in such property or such proceeds.

Nothing herein contained, however, shall affect the right of the Trustee

(1)                                  to retain for its own account (x) payments made on account of any such claim by any Person (other than the Company) who is liable thereon, and (y) the proceeds of the bona fide sale of any such claim by the Trustee to a third person, and (z)

distributions made in cash, securities or other property in respect of claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act, or applicable state law;

(2)                                  to realize, for its own account, upon any property held by it as security for any such claim, if such property was so held prior to the beginning of such three-month period;

(3)                                  to realize, for its own account, but only to the extent of the claim hereinafter mentioned, upon any property held by it as security for any such claim, if such claim was created after the beginning of such three-month period and such property was received as security therefor simultaneously with the creation thereof, and if the Trustee shall sustain the burden of proving that at the time such property was so received the Trustee had no reasonable cause to believe that a default as defined in subsection (c) of this Section would occur within three months; or

(4)                                  to receive payment on any claim referred to in paragraph (2) or (3), against the release of any property held as security for such claim as provided in paragraph (2) or (3), as the case may be, to the extent of the fair value of such property.

For the purpose of paragraphs (2), (3) and (4), property substituted after the beginning of such three-month period for property held as security at the time of such substitution shall, to the extent of the fair value of the property released, have the same status as the property released, and, to the extent that any claim referred to in any of such paragraphs is created in renewal of or in substitution for or for the purpose of repaying or refunding any pre-existing claim of the Trustee as such creditor, such claim shall have the same status as such pre-existing claim.

If the Trustee is required to account for the assets of its trust, the funds and property held in such special account and the proceeds thereof shall be apportioned between the Trustee, the Holders and the holders of other indenture securities in such manner that the Trustee, the Holders and the holders of other indenture securities realize, as a result of payments from such special account and payments of dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, the same percentage of their respective claims, figured before crediting to the claim of the Trustee anything on account of the receipt by it from the Company of the funds and property in such special account and before crediting to the respective claims of the Trustee and the Holders and the holders of other indenture securities dividends on claims filed against the Company in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, but after crediting thereon receipts on account of the Indebtedness represented by their respective claims from all sources other than from such dividends and from the funds and property so held in such special account. As used in this paragraph, with respect to any claim, the term “dividends” shall include any distribution with respect to such claim, in bankruptcy or receivership or in proceedings for reorganization pursuant to the Federal Bankruptcy Act or applicable state law, whether such distribution is made in cash, securities, or other property, but shall not include any such distribution with respect to the secured portion, if any, of such claim. The court in which such bankruptcy, receivership or proceeding for reorganization is pending shall have jurisdiction (i) to apportion between the Trustee and the Holders and the holders of other indenture securities in accordance with the provisions of this paragraph, the funds and property held in such special account and proceeds thereof, or (ii) in lieu of such apportionment, in whole or in part, to give to the provisions of this paragraph due consideration in determining the fairness of the distributions to be made to the Trustee and the Holders and the holders of other indenture securities with respect to their respective claims, in which event it shall not be necessary to liquidate or to appraise the value of any securities or other property held in such special account or as security for any such claim, or to make a specific allocation of such distributions as between the secured and unsecured portions of such claims, or otherwise to apply the provisions of this paragraph as a mathematical formula.

Any Trustee which has resigned or been removed after the beginning of such three-month period shall be subject to the provisions of this subsection as though such resignation or removal had not occurred. If any Trustee has resigned or been removed prior to the beginning of such three-month period, it shall be subject to the provisions of this subsection if and only if the following conditions exist:

(i)                                     the receipt of property or reduction of claim, which would have given rise to the obligation to account, if such Trustee had continued as Trustee, occurred after the beginning of such three-month period; and

(ii)                                  such receipt of property or reduction of claim occurred within three months after such resignation or removal.

(b)                                 There shall be excluded from the operation of subsection (a) of this Section 6.13 a creditor relationship arising from

(1)                                  the ownership or acquisition of securities issued under any indenture, or any security or securities having a maturity of one year or more at the time of acquisition by the Trustee;

(2)                                  advances authorized by a receivership or bankruptcy court of competent jurisdiction, or by this Indenture, for the purpose of preserving any property which shall at any time be subject to the lien of this Indenture or of discharging tax liens or other prior liens or encumbrances on the trust estate, if notice of such advances and of the circumstances surrounding the making thereof is given to the Holders at the time and in the manner provided in this Indenture;

(3)                                  disbursements made in the ordinary course of business in the capacity of trustee under an indenture, transfer agent, registrar, custodian, paying agent, fiscal agent or depositary, or other similar capacity;

(4)                                  an Indebtedness created as a result of services rendered or premises rented; or an Indebtedness created as a result of goods or securities sold in a cash transaction as defined in subsection (c) of this Section 6.13;

(5)                                  the ownership of stock or of the other securities of a Corporation organized under the provisions of Section 25(a) of the Federal Reserve Act, as amended, which is directly or indirectly a creditor of the Company; or

(6)                                  the acquisition, ownership, acceptance or negotiation of any drafts, bills of exchange, acceptances or obligations which fall within the classification of self-liquidating paper as defined in subsection (c) of this Section 6.13.

(c)                                  For the purpose of this Section 6.13 only:

(1)                                  The term “default” means any failure to make payment in full of the principal of or interest on any of the Securities or upon the other indenture securities when and as such principal or interest becomes due and payable.

(2)                                  The term “other indenture securities” means securities upon which the Company is an obligor (as defined in the Trust Indenture Act) outstanding under any other indenture (i) under which the Trustee is also trustee, (ii) which contains provisions substantially similar to the provisions of this Section 6.13 and (iii) under which a default exists at the time of the apportionment of the funds and property held in such special account.

(3)                                  The term “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand.

(4)                                  The term “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

(5)                                  The term “Company” means any obligor upon the Securities.

(6)                                     The term “Federal Bankruptcy Act” means the Bankruptcy Code or Title 11 of the United States Code.

Section 6.14   Appointment of Authenticating Agent.  From time to time the Trustee, in its sole discretion, may appoint one or more Authenticating Agents with respect to one or more series of Securities with power to act on the Trustee’s behalf and subject to its direction in the authentication and delivery of Securities of such series or in connection with transfers and exchanges under Sections 3.4, 3.5, 3.6 and 11.7 hereof as fully to all intents and purposes as though the Authenticating Agent had been expressly authorized by those Sections of this Indenture to authenticate and deliver Securities of such series. For all purposes of this

Indenture, the authentication and delivery of Securities by an Authenticating Agent pursuant to this Section 6.14 shall be deemed to be authentication and delivery of such Securities “by the Trustee”. Each such Authenticating Agent shall be acceptable to the Company and shall at all times be a Corporation organized and doing business under the laws of the United States, any state thereof or the District of Columbia, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by Federal, state or District of Columbia authority. If such Corporation publishes reports of condition at least annually pursuant to law or the requirements of such authority, then for the purposes of this Section 6.14 the combined capital and surplus of such Corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any Corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any Corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any Corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such Corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and, if other than the Company, to the Company.  The Trustee may at any time terminate the appointment of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and, if other than the Company, to the Company. Upon receiving such a notice of resignation or upon each a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for any payments made by it subject to the provisions of Section 6.7.

If an appointment with respect to one or more series of Securities is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternate certificate of authentication in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:	BNY MIDWEST TRUST COMPANY,
as Trustee

By:
as Authenticating Agent

By:
Authorized Signatory

ARTICLE 7

Holders’ Lists and Reports by Trustee and Company

Section 7.1   Company to Furnish Trustee Names and Addresses of Holders.  The Company will furnish or cause to be furnished to the Trustee with respect to the Securities of each series

(a)                                     semi-annually, not later than 15 days after each Regular Record Date, or, in the case of any series of Securities on which semi-annual interest is not payable, not more than 15 days after such semi-annual dates as may be specified by the Trustee, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date or semi-annual date, as the case may be, and

(b)                                    at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished, provided, however, that if and so long as the Trustee is Security Registrar for any series of Securities, no such list shall be required to be furnished with respect to any such series.

Section 7.2   Preservation of Information; Communications to Holders.  (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders of Securities contained in the most recent list furnished to the Trustee as provided in Section 7.1 hereof and the names and addresses of Holders of Securities received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 7.1 hereof upon receipt of a new list so furnished.

(b)                                 If three or more Holders of Securities of any series (hereinafter referred to as “applicants”) apply in writing to the Trustee, and furnish to the Trustee reasonable proof that each such applicant has owned a Security of such series for a period of at least six months preceding the date of such application, and such application states that the applicants desire to communicate with other Holders of Securities of such series or with the Holders of all Securities with respect to their rights under this Indenture or under such Securities and is accompanied by a copy of the form of proxy or other communication which such applicants propose to transmit, then the Trustee shall, within five Business Days after the receipt of such application, at its election, either

(i)                                     afford such applicants access to the information preserved at the time by the Trustee in accordance with Section 7.2(a) hereof, or

(ii)                                  inform such applicants as to the approximate number of Holders of Securities of such series or all Securities, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a) hereof, and as to the approximate cost of mailing to such Holders the form of proxy or other communication, if any, specified in such application.

If the Trustee elects not to afford such applicants access to such information, the Trustee shall, upon the written request of such applicants, mail to each Holder of a Security of such series or to all Holders, as the case may be, whose names and addresses appear in the information preserved at the time by the Trustee in accordance with Section 7.2(a) hereof, a copy of the form of proxy or other communication which is specified in such request, with reasonable promptness after a tender to the Trustee of the material to be mailed and of payment, or provision for the payment, of the reasonable expenses in connection with such mailing, unless, within five days after such tender, the Trustee mails to such applicants and files with the Commission, together with a copy of the material to be mailed, a written statement to the effect that, in the opinion of the Trustee, such mailing would be contrary to the best interests of the Holders of Securities of such series or all Holders, as the case may be, or would be in violation of applicable law. Such written statement shall specify the basis of such opinion. If the Commission, after opportunity for a hearing upon the objections specified in the written statement so filed, enters an order refusing to sustain any of such objections or if, after the entry of an order sustaining one or more of such objections, the Commission finds, after notice and opportunity for hearing, that all the objections so sustained have been met and enters an order so declaring, the Trustee shall mail copies of such material to all Holders of such series or all Holders, as the case may be, with reasonable promptness after the entry of such order and the renewal of such tender; otherwise the Trustee shall be relieved of any obligation or duty to such applicants respecting their application.

(c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders of Securities in accordance with Section 7.2(b) hereof, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 7.2(b) hereof.

Section 7.3   Reports by Trustee.  (a) The term “reporting date” as used in this Section means May 1st. Within 60 days after the reporting date in each year, beginning in 2004, the Trustee shall transmit by mail (x) to all Holders, as their names and addresses appear in the Security Register, (y) to such holders of Securities as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for such purpose and (z) except in the case of Subsection (b) below, to all holders of Securities whose names and addresses have been furnished to or received by the Trustee pursuant to Section 7.1 hereof, a brief report dated as of such reporting date with respect to any of the following events which may have occurred during the 12 months immediately preceding the date of such report (but if no such event has occurred within such period no report need be transmitted):

(1)                                  any change to its eligibility under Section 6.9 hereof and its qualifications under Section 6.8 hereof;

(2)                                  the creation of or any material change to a relationship specified in Section 310(b)(1) through Section 310(b)(10) of the Trust Indenture Act;

(3)                                  the character and amount of any advances (and if the Trustee elects so to state, the circumstances surrounding the making thereof) made by the Trustee (as such) which remain unpaid on the date of such report, and for the reimbursement of which it claims or may claim a lien or charge, prior to that of Securities of any series, on any property or funds held or collected by it as Trustee, except that the Trustee shall not be required (but may elect) to report such advances if such advances so remaining unpaid aggregate not more than 1/2 of 1% of the principal amount of the Securities of such series outstanding on the date of such report;

(4)                                  any change to the amount, interest rate and maturity date of all other Indebtedness owing by the Company (or by any other obligor on the Securities) to the Trustee in its individual capacity, on the date of such report, with a brief description of any property held as collateral security therefor, except any Indebtedness based upon a creditor relationship arising in any manner described in Section 6.13(b)(2), (3), (4) or (6);

(5)                                  any change to the property and funds, if any, physically in the possession of the Trustee as such on the date of such report;

(6)                                  any additional issue of Securities which the Trustee has not previously reported; and

(7)                                  any action taken by the Trustee in the performance of its duties hereunder which it has not previously reported and which in its opinion materially affects the Securities, except action in respect of a default, notice of which has been or is to be withheld by the Trustee in accordance with Section 6.2.

(b)                                 The Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, a brief report with respect to the character and amount of any advances (and if the Trustee elects so to state, the circumstance surrounding the making thereof) made by the Trustee (as such) since the date of the last report transmitted pursuant to subsection (a) of this Section (or if no such report has yet been so transmitted, since the date of execution of this instrument) for the reimbursement of which it claims or may claim a lien or charge, prior to that of the Securities of any series, on property or funds held or collected by it as Trustee, and which it has not previously reported pursuant to this subsection, except that the Trustee shall not be required (but may elect) to report such advances if such advances remaining unpaid at any time aggregate 10% or less of the principal amount of the Securities outstanding of such series at such time, such report to be transmitted within 90 days after such time.

(c)                                     A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 7.4   Statement by Officers as to Default.  The Company shall deliver to the Trustee, as promptly as is practicable and in any event within five days after the Company becomes aware of the occurrence of any Event of Default, or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

ARTICLE 8

Consolidation, Merger, Conveyance, Transfer or Lease

Section 8.1   Company May Consolidate, etc. Only on Certain Terms. The Company shall not consolidate with or merge with or into any other Person (whether or not the Company shall be the surviving corporation) or convey, transfer, sell or lease its properties and assets substantially as an entirety to any Person or group of affiliated Persons, in one transaction or a series of related transactions, unless:

(a)                                  the Corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance, transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a Corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest on all the Securities and the performance or observance of every covenant of this Indenture on the part of the Company to be performed or observed;

(b)                                 immediately after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Company or any Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing;

(c)                                  if, as a result of any such consolidation or merger or such conveyance, transfer or lease, properties or assets of the Company would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by this Indenture, the Company or such successor Person, as the case may be, shall take such steps as shall be necessary effectively to secure the Securities equally and ratably with (or prior to) all Indebtedness secured thereby; and

(d)                                 the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance, transfer, sale or lease and such supplemental indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 8.2   Successor Corporation Substituted.  Upon any consolidation or merger, or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 8.1 hereof, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein. In the event of any such conveyance or transfer, but not in the case of a lease, the Company as the predecessor Corporation may be dissolved, wound up or liquidated at any time thereafter and the Company, except in the case of a lease, shall be discharged from all obligations under this Indenture and the Securities.

ARTICLE 9

Supplemental Indentures

Section 9.1   Supplemental Indenture Without Consent of Holders.  Without the consent of the Holders of any Securities, the Company, when authorized by or pursuant to a Board Resolution or a Company Order, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

(a)                                  to evidence the succession of another Person to the Company, and the assumption by any such successor of the covenants of the Company herein and in the Securities;

(b)                                 to add to the covenants of the Company or to surrender any right or power herein conferred upon the Company, for the benefit of the Holders of the Securities of any or all series (and if such covenants or the surrender of such right or power are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included or such surrenders are expressly being made solely for the benefit of one or more specified series).  Provided, however, that in respect of any such additional covenant, restriction or condition, such supplemental indenture may provide for a particular period of grace after default (which period may be shorter or longer than that allowed in the case of other defaults) or may provide for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(c)                                  to cure any ambiguity or defect, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture or the Securities or make any other changes herein or therein;

(d)                                 to add any additional Events of Default for the benefit of the Holders of all or any series of Securities (and if such additional Events of Default are to be for the benefit of less than all series of Securities, stating that such additional Events of Default are expressly being included solely for the benefit of such series);

(e)                                  to modify, eliminate or add to the provisions of this Indenture to such extent as shall be necessary to effect the qualification of this Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted, and to add to this Indenture such other provisions as may be expressly permitted by the Trust Indenture Act, excluding, however the provisions referred to in Section 316(a)(2) of the Trust Indenture Act as in effect at the date as of which this instrument was executed or any corresponding provision in any similar federal statute hereafter enacted.;

(f)                                    to establish any form of Security, as provided in Article 2, and to provide for the issuance of any series of Securities as provided in Article 3 and to set forth the terms thereof, and/or to add to the rights of the Holders of the Securities of any series;

(g)                                 to secure the Securities pursuant to the requirements of Section 3.1 or Section 10.9 or otherwise;

(h)                                 to establish the form or terms of Securities of any series as permitted by Sections 2.1, 2.2 and 3.1;

(i)                                     to evidence and provide for the acceptance of appointment by another Person as a successor Trustee hereunder with respect to one or more series of Securities and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 6.11 hereof; or

(j)                                     to provide for the issuance of Securities in bearer form with coupons as well as fully registered form.

No supplemental indenture for the purposes identified in clause (b) or (c) above may be entered into if to do so would adversely affect the interest of the Holders of Securities of any series.

Section 9.2   Supplemental Indentures With Consent of Holders.  With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such supplemental indenture or indentures (voting together as a class), by Act of said Holders delivered to the Company and the Trustee, when authorized by or pursuant to a Board Resolution or a Company Order, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of the Securities of each such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby,

(1)                                  change the Stated Maturity of the principal of, or any installment of principal or interest, if any, on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security or any other Security which would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 5.2, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity, as the case may be, thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date, as the case may be);

(2)                                  reduce the percentage in aggregate principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or with certain defaults hereunder and their consequences, or the declaration of certain defaults hereunder, provided for in this Indenture; or

(3)                                  modify any of the provisions of this Section, Section 5.13 or Section 10.6, except to increase any percentage, the consent of whose Holders is required under such Sections, or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section and Section 10.6, or the deletion of this proviso, in accordance with the requirements of Sections 6.11 and 9.1(i).

The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to consent to any indenture supplemental hereto. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to consent to such supplemental indenture whether or not such Holders remain Holders after such record date; provided, that unless such consent shall have become effective by virtue of the requisite percentage having been obtained prior to the date which is 90 days after such record date, any such consent previously given shall automatically and without further action by any Holder be cancelled and of no further effect.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Upon the request of the Company accompanied by a copy of a resolution of the Board of Directors certified by its Secretary or Assistant Secretary authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Securityholders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

Section 9.3   Execution of Supplemental Indentures.  In executing or accepting the additional trusts created by any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 6.1) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture and to the effect that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not (except to the extent required in the case of a supplemental indenture entered into under Sections 9.1(e) or 9.1(i)) be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.4   Effect of Supplemental Indentures.  Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby to the extent provided therein.  After the effectiveness of a supplemental indenture, the Company shall deliver to every Holder of Securities, in the manner provided for in Section 1.6 herein, a notice briefly describing the nature of the amendments contained in such supplemental indenture.

Section 9.5   Reference in Securities to Supplemental Indentures.  Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

ARTICLE 10

Covenants

Section 10.1   Payment of Principal, Premium and Interest.  With respect to each series of Securities, the Company will duly and punctually pay the principal of (and premium, if any) and interest on such Securities of that series in accordance with their terms and this Indenture, and will duly comply with all the other terms, agreements and conditions contained in, or made in this Indenture for the benefit of, the Securities of such series.

Section 10.2   Maintenance of Office or Agency.  So long as any of the Securities of a series remain outstanding, the Company will maintain an office or agency in each Place of Payment where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange and where notice and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and of any change in the location, of such office or agency. If at any time the Company fails to maintain any such required office or agency or fails to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 10.3   Money for Security Payments to Be Held in Trust.  If the Company at any time acts as its own Paying Agent for any series of Securities, it will, on or before each due date of the principal of (or premium, if any) or interest on, any of the Securities of such series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (or premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure to so act.

Whenever the Company has one or more Paying Agents for any series of Securities, it will, not later than 10:00 A.M., New York City time, on or prior to each due date of the principal of (and premium, if any) or interest on, any Securities of such series, deposit with a Paying Agent a sum in immediately available funds sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal (and premium, if any) or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to so act.

The Company will cause each Paying Agent other than the Trustee for any series of Securities to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will

(a)                                  hold all sums held by it for the payment of principal of (and premium, if any) or interest on Securities of such series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)                                 give the Trustee notice of any default by the Company (or any other obligor upon the Securities of such series) in the making of any such payment of principal (and premium, if any) or interest on the Securities of such series; and

(c)                                  at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of such series.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture with respect to any series of Securities or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent in respect of each and every series of Securities as to which it seeks to discharge this Indenture or, if for any other purpose, all sums to be held in trust by the Company in respect of all Securities, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Subject to applicable laws regarding abandoned property, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal (and premium, if any) or interest on any Security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease. The Trustee or such Paying Agent, before being required to make any such repayment, may at the request and expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York, notice that such money remains, a notice that such moneys remain unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such moneys then remaining will be repaid to the Company.

The Company initially authorizes the Trustee to act as Paying Agent for the Securities on its behalf. The Company may at any time and from time to time authorize one or more Persons to act as Paying Agent in addition to or in place of the Trustee with respect to any series of Securities issued under this Indenture.

Section 10.4   Statement as to Compliance.  The Company will deliver to the Trustee, no later than May 15 in each year, a written statement signed by the principal executive officer, principal financial officer or principal accounting officer of the Company, stating that

(a)                                  a review of the activities of the Company during such year and of the Company’s performance under this Indenture and under the terms of the Securities has been made under his supervision; and

(b)                                 to the best of his knowledge, based on such review, the Company has complied with all conditions and covenants under this Indenture through such year, or, if there has been a default in the fulfillment of any such obligation (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which he may have knowledge, specifying each such default known to him and the nature and status thereof.

Section 10.5   Corporate Existence.  Subject to Article 8, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and will use its best efforts to do or cause to be done all things necessary to preserve and keep in full force and effect its rights (charter and statutory) and franchises and such rights and franchises of its Subsidiaries; provided, however, that the Company shall not be required to preserve or to cause its Subsidiaries to preserve any such right or franchise if the Board of Directors shall determine in good faith that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 10.6   Waiver of Certain Covenants.  The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 9.1(b), 10.7, 10.9 or 10.10 hereof, inclusive, with respect to the Securities of any series if before the time for such compliance the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of such series shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 10.7   Further Assurances.  The Company shall, at its own cost and expense, execute and deliver to the Trustee all such other documents, instruments, and agreements and do all such other acts and things as may be reasonably required, in the opinion of the Trustee, to enable the Trustee to exercise and enforce its right under this Indenture and under the documents, instruments and agreements required under this Indenture and to carry out the intent of this Indenture.

Section 10.8   Limitation on Incurrence of Debt.  Except as set forth in this covenant, the Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to “incur” or, as appropriate, an “incurrence”), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

Notwithstanding the foregoing, if:

(a)                              no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing at the time of, or would occur as a consequence of such incurrence of Indebtedness; and

(b)                             on the date of such incurrence (the “Incurrence Date”), the Company’s FFO Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and the use of proceeds thereof, would be at least 2.0 to 1.0 (the “Debt Incurrence Ratio”), then the Company and its Subsidiaries may incur such Indebtedness (including Disqualified Capital Stock).

Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of the Subsidiaries of the Company (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with the Company or one of its Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of the Subsidiaries of the Company or is merged with or into or consolidated with the Company or one of its Subsidiaries as applicable.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of the definition of Permitted Indebtedness that is entitled to be incurred pursuant this covenant, the Company shall, in its sole discretion, classify (or later reclassify) such item of Indebtedness in any manner that complies with this covenant.

Section 10.9   Restrictions on Liens.  To the extent this covenant is made applicable to the Securities of a particular series, the Company will not, and will not permit any Subsidiary to, incur, issue, assume, guarantee or permit to exist Indebtedness secured by any Lien of the Company or any Subsidiary upon any of its respective Property, or upon shares of capital stock or evidences of Indebtedness issued by any Subsidiary and owned by the Company or any Subsidiary, whether owned at the date of this Indenture or thereafter acquired, without making, or causing such Subsidiary to make, effective provision to secure all of the Securities then Outstanding by such Lien, equally and ratably with any and all other Indebtedness thereby secured, so long a such Indebtedness shall be so secured.

The foregoing restrictions shall not apply to any of the following (the “Permitted Encumbrances”):

(a)                               Indebtedness secured by Liens existing on the date of this Indenture;

(b)                              Liens to secure Indebtedness under the Revolving Credit Agreement up to $25.0 million;

(c)                               Liens to secure Indebtedness issued under the First Mortgage Indenture;

(d)                                 Liens on any Property acquired, constructed or improved by the Company or any Subsidiary after the date of this Indenture which are created or assumed contemporaneously with such acquisition, construction or improvement, or within 270 days after the completion thereof, to secure or provide for the payment of all or any part of the cost of such acquisition, construction or improvement (including related expenditures capitalized for Federal income tax purposes in connection therewith) incurred after the date of this Indenture;

(e)                                  Liens of or upon any Property, shares of capital stock or Indebtedness existing at the time of acquisition thereof by the Company or any Subsidiary, whether by merger, consolidation, purchase, lease or otherwise (including Liens of or upon Property, shares of capital stock or Indebtedness of a Corporation existing at the time such Corporation becomes a Subsidiary or a part of the Company or a Subsidiary by acquisition, merger or otherwise);

(f)                                    Liens in favor of the Company or any Subsidiary;

(g)                                 Liens in favor of the United States of America or any state thereof, or any department, agency or instrumentality or political subdivision of the United States of America or any State thereof or political entity affiliated therewith to secure partial, progress, advance or other payments, or other obligations, pursuant to any contract or statute or to secure any Indebtedness incurred for the purpose of financing all or any part of the cost of acquiring, constructing or improving the Property subject to such Liens (including Liens incurred in connection with pollution control, industrial revenue or similar financings);

(h)                                 Liens on any Property created, assumed or otherwise brought into existence in contemplation of the sale or other disposition of the underlying Property, whether directly or indirectly, by way of share disposition or otherwise; provided that 180 days from the creation of such Liens the Company must have disposed of such Property and any Indebtedness secured by such Liens shall be without recourse to the Company or any Subsidiary;

(i)                                     Liens imposed by law, such as mechanics’, workmen’s, repairmen’s, materialmen’s, carriers’, warehousemen’s, vendors’ or other similar liens arising in the ordinary course of business, or governmental (Federal, state or municipal) liens arising out of contracts for the sale of products or services by the

Company or any Subsidiary, or deposits or pledges to obtain the release of any of the foregoing;

(j)                                     Liens arising out of pledges or deposits under workmen’s compensation laws or similar legislation and Liens of judgments thereunder which are not currently dischargeable, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of money) or leases to which the Company or any Subsidiary is a party, or deposits to secure public or statutory obligations of the Company or any Subsidiary, or deposits in connection with obtaining or maintaining self-insurance or to obtain the benefits of any law, regulation or arrangement pertaining to unemployment insurance, old age pensions, social security or similar matters, or deposits of cash or obligations of the United States of America to secure surety, appeal or customs bonds to which the Company or any Subsidiary is a party, or deposits in litigation or other proceedings such as, but not limited to, interpleader proceedings;

(k)                                  Liens created by or resulting from any litigation or other proceeding which is being contested in good faith by appropriate proceedings, including Liens arising out of judgments or awards against the Company or any Subsidiary with respect to which the Company or such Subsidiary is in good faith prosecuting an appeal or proceedings for review; or Liens incurred by the Company or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any litigation or other proceeding to which the Company or such Subsidiary is a party;

(l)                                     Liens for taxes or assessments or governmental charges or levies not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings;

(m)                               Liens of lessors or licensors for amounts due which are not delinquent or are being contested;

(n)                                 Rights of others to take minerals, timber, gas, water or other products produced by the Company or by others on the Property of the Company;

(o)                                 Liens which have been bonded for the full amount in dispute;

(p)                                 Liens pursuant to Sale and Leaseback Transactions;

(q)                                 Liens consisting of easements, rights-of-way, zoning restrictions, restrictions on the use of real property, and defects and irregularities in the title thereto, landlords’ liens and other similar liens and encumbrances none of which interferes materially with the use of the Property covered thereby in the ordinary course of the business of the Company or such Subsidiary and which do not, in the opinion of the Company, materially detract from the value of such properties; and

(r)                                    any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Lien referred to in the foregoing clauses (b), (c), (d), (e) or (h) to (q), inclusive; provided that (i) such extension, renewal or replacement Lien shall be limited to all or a part of the same Property, shares of stock or Indebtedness that secured the Lien extended, renewed or replaced (plus improvements on such Property) and (ii) the amount of Indebtedness secured by such Lien at such time is not increased.

Notwithstanding the foregoing, the Company and its Subsidiaries, or any of them, may incur, issue, assume, guarantee or permit to exist Indebtedness secured by Liens without equally and ratably securing the Securities of each series then Outstanding, provided, that at the time of such incurrence, issuance, assumption or guarantee of Indebtedness, after giving effect thereto and to the retirement of any Indebtedness of the Company or of any Subsidiary which is concurrently being retired, the sum of (i) the aggregate amount of all outstanding Indebtedness of the Company and all the Subsidiaries secured by Liens which could not have been incurred, issued, assumed or guaranteed by the Company or a Subsidiary without equally or ratably securing the Securities of each series then Outstanding, except for the provisions of this paragraph, plus (ii) the Attributable Value of Sale and Leaseback Transactions entered into pursuant to the penultimate paragraph of Section 10.10, does not at such time exceed the greater of 10% of Net Tangible Assets or 10% of the Consolidated Capitalization of the Company.

Section 10.10   Restrictions on Sale and Leaseback Transactions.  To the extent made applicable to the Securities of a particular series, the Company will not itself, and will not permit any Subsidiary to, enter into any arrangement with any Person, providing for the leasing by the Company or a Subsidiary for a period, including renewals, in excess of three years of any Property which have been or are to be sold or transferred by the Company or any Subsidiary to such Person (herein referred to as a “Sale and Leaseback Transaction”) unless either:

(a)                                  The Company or such Subsidiary would, at the time of entering into such arrangement, be entitled, without equally and ratably securing the Securities of each series then Outstanding, to incur, issue, assume or guarantee Indebtedness secured by a Lien on such Property, pursuant to paragraphs (a) to (k), inclusive, of Section 10.9; or

(b)                                 the Company, within 180 days after the sale or transfer shall have been made by the Company or by a Subsidiary, applies an amount equal to the greater of (i) the net proceeds of the sale of Property sold and leased back pursuant to such arrangement or (ii) the fair market value of the Property so sold and leased back at the time of entering into such arrangement (as determined by the Company in good faith) to the retirement of Funded Indebtedness of the Company; provided, that the amount to be applied to the retirement of Funded Indebtedness of the Company shall be reduced by (i) the principal amount of any Securities delivered within 180 days after such sale to the Trustee for retirement and cancellation, and (ii) the principal amount of Funded Indebtedness, other than Securities, voluntarily retired by the Company within 180 days after such sale.

Notwithstanding the foregoing, the Company and its Subsidiaries, or any of them, may enter into a Sale and Leaseback Transaction which would otherwise be prohibited by this Section 10.10, provided, that at the time of such transaction, after giving effect thereto, the sum of (i) the aggregate amount of the Attributable Value in respect of all Sale and Leaseback Transactions existing at such time which could not have been entered into except for the provisions of this paragraph plus (ii) the aggregate amount of outstanding Indebtedness secured by Liens in reliance on the last paragraph of Section 10.9 does not at such time exceed the greater of 10% of Net Tangible Assets or 10% of the Consolidated Capitalization of the Company.

A Sale and Leaseback Transaction shall not be deemed to result in the creation of a Lien.

Section 10.11   Reports.  Whether or not required by the Commission, so long as any Securities are outstanding, the Company shall mail to the Trustee and the Holders, within the time periods specified in the Commission’s rules and regulations all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; provided, that with respect to the Company’s fiscal quarter ending June 30, 2003, the Company shall not be required to provide such quarterly information until September 30, 2003.

Additionally, whether or not required by the Commission, so long as any Securities are outstanding, the Company shall mail to the Trustee and the Holders, within 5 calendar days of the occurrence thereof, an Officers’ Certificate providing notice of any of the following events, including in reasonable detail a summary of such event or events and the Company’s plans in respect thereof, if any:

(a)                                  any change of control of the Company, including the name of the Person(s) acquiring control, the amount and source of the consideration used, the basis of the control, the date and description of the transaction resulting in the change of control, the percentage of beneficial ownership of voting securities of the Company owned by the Person gaining control, the identity of the Person from whom control was assumed and the effect of such change of control, if any, on any material agreements or arrangements of the Company;

(b)                                 any acquisition or disposition of any significant assets of the Company or any of its Subsidiaries, whether in one transaction or a series of related transactions;

(c)                               any bankruptcy or receivership of the Company or any direct or indirect parent of the Company;

(d)                                 any change in the Company’s or any of its significant subsidiaries’ auditors;

(e)                                  any resignation of any of the Company’s directors;

(f)                                    any change in the Company’s fiscal year; and

(g)                                 information with respect to the Company’s results of operations, financial condition or prospects which, in the Company’s reasonable judgment, would be material to a Holder;

provided, that at such time as the Company is required to file reports on Form 8-K, the Company shall mail to the Trustee and the Holders, within the time periods specified in the Commission’s rules and regulations the information required in current reports on Form 8-K that are required to be filed with the Commission in lieu of the information preceding this proviso of this paragraph.

In addition, following the filing of any information with the Commission, the Company shall make such information available to prospective investors upon request.

Further, the Company shall furnish to the Holders and to prospective investors, upon the request of such Holders, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act so long as the relevant Securities are not freely transferable under the Securities Act.

At the request of the Company, the Trustee shall assist the Company in the mailing to Holders of any of the aforesaid information, reports and certificates pursuant to the first, second and/or third paragraphs above.  If the Trustee delivers the foregoing information to the Holders on behalf of the Company, the Company shall not be required to deliver such information.  Should the Company deliver to the Trustee any such information, reports or certificates or any annual reports, information, documents and other reports pursuant to Section 314(a) of the Trust Indenture Act (if this First Supplemental Indenture shall become qualified and subject to the Trust Indenture Act), delivery of such information, reports and certificates, or such annual reports, information, documents and other reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute notice or constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

ARTICLE 11

Redemption of Securities

Section 11.1   Applicability of Article.  Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.1 for such Securities) in accordance with this Article 11.

Section 11.2   Election to Redeem; Notice to Trustee.  The election of the Company to redeem any Securities shall be evidenced by a Company Order. In case of any redemption at the election of the Company of less than all the Securities of any series (including any such redemption affecting only a single Security), the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the

Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if applicable, of the tenor of the Securities to be redeemed. In the case of any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers’  Certificate evidencing compliance with such restriction.

Section 11.3   Selection by Trustee of Securities to Be Redeemed.  If less than all the Securities of any series are to be redeemed (unless all the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate, which may include selection pro rata or by lot, and which may provide for the selection for redemption of a portion of the principal amount of any Security of such series, provided that the unredeemed portion of the principal amount of any Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security. If less than all the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 11.4   Notice of Redemption.  Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the Holder’s address appearing in the Security Register.

All notices of redemption shall state:

(a)                                  the Redemption Date;

(b)                                 the Redemption Price;

(c)                                  if less than all the Outstanding Securities of any series consisting of more than a single Security are to be redeemed, the identification

(and, in the case of partial redemption of any such Securities, the principal amounts) of the particular Securities to be redeemed and, if less than all the Outstanding Securities of any series consisting of a single Security are to be redeemed, the principal amount of the particular Security to be redeemed;

(d)                                 that on the Redemption Date the Redemption Price, together with accrued interest, if any (without duplication), will become due and payable upon each such Security, and that interest, if any, thereon shall cease to accrue from and after said date;

(e)                                  the place where such Securities are to be surrendered for payment of the Redemption Price, which shall be the office or agency of the Company in the Place of Payment;

(f)                                    if applicable, that the redemption is on account of a sinking or purchase fund, or other analogous obligation; and

(g)                                 the “CUSIP”, “ISIN” and/or other similar number, if any, of the Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company and shall be irrevocable.

Section 11.5   Deposit of Redemption Price.  On or prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

Section 11.6   Securities Payable on Redemption Date.  Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, (premium, if any) and accrued interest and from and after such date (unless the Company shall default in the payment of the Redemption Price (premium, if any) and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 3.1, installments of interest whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 3.7.

If any Security called for redemption is not so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 11.7   Securities Redeemed in Part.  Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or the Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered; provided, however, that if a Global Security is so surrendered, such new Security so issued shall be a new Global Security in a denomination equal to the unredeemed portion of the principal of the Global Security so surrendered.

ARTICLE 12

Sinking Funds

Section 12.1   Applicability of Article.  The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of any series except as otherwise specified as contemplated by Section 3.1 for such Securities.

The minimum amount of any sinking fund payment provided for by the terms of any Securities is herein referred to as a “mandatory sinking fund payment”, and any payment in excess of such minimum amount provided for by the terms of such Securities is herein referred to as an “optional sinking fund payment”. If provided for by the terms of any Securities, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 12.2. Each sinking fund payment shall be applied to the redemption of Securities as provided for by the terms of such Securities.

Section 12.2   Satisfaction of Sinking Fund Payments with Securities.  The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to any Securities of such series required to be made pursuant to the terms of such Securities as and to the extent provided for by the terms of such Securities; provided that the Securities to be so credited have not been previously so credited. The Securities to be so credited shall be received and credited for such purpose by the Trustee at the Redemption Price, as specified in the Securities so to be redeemed, for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 12.3   Redemption of Securities for Sinking Fund.  Not less than 35 days prior to each sinking fund payment date for any Securities, the Company will deliver to the Trustee an Officers’ Certificate specifying the date and the amount of the next ensuing sinking fund payment for such Securities pursuant to the terms of such Securities, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities pursuant to Section 12.2 and will also deliver to the Trustee any Securities to be so delivered. Not less than 32 days prior to each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 11.3 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided in Section 11.4. Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 11.6 and 11.7.

ARTICLE 13

Defeasance and Covenant Defeasance

Section 13.1   Company’s Right with Respect to Defeasance or Covenant Defeasance.  The Company will have the right, at any time, to have Section 13.2 or Section 13.3 applied to any Securities or any series of Securities, as the case may be (other than Securities of a series designated pursuant to Section 3.1 as not being defeasible pursuant to such Section 13.2 or 13.3), upon compliance with the conditions set forth below in this Article. Any such request shall be evidenced by a Company Order or in another manner specified as contemplated by Section 3.1 for such Securities.

Section 13.2   Defeasance and Discharge.  Upon the Company’s exercise of its right to have this Section applied to any Securities or any series of Securities, as the case may be, the Company shall be deemed to have been discharged from its obligations with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Defeasance”).  For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by such Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 13.4 and as more fully set forth in such Section, (i) payments in respect of the principal and any premium and interest on the Outstanding Securities on the Stated Maturity of such principal or installment of principal of and any such premium or interest and (ii) the benefit of any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and the Securities, (b) the Company’s obligations with respect to such Securities under Sections 3.4, 3.5, 3.6, 10.2 and 10.3, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and (d) this Article. Subject to compliance with this Article, the Company may exercise its option to have this Section applied to any Securities notwithstanding the prior exercise of its option to have Section 13.3 applied to such Securities.

Section 13.3   Covenant Defeasance.  Upon the Company’s exercise of its right to have this Section applied to any Securities or any series of Securities, as the case may be, (a) the Company shall be released from its obligations under Sections 10.8, 10.9 and 10.10, and any covenants provided pursuant to Section 3.1(k) relating to covenants of the Company with respect to a particular series of Securities, Section 9.1(b) or 9.1(h) for the benefit of the Holders of such Securities and (b) the occurrence of any event specified in Sections 5.1(d) (with respect to

Sections 10.8, 10.9 and 10.10, and any such covenants provided pursuant to Section 3.1(k) relating to covenants of the Company with respect to a particular series of Securities, Section 9.1(b) or 9.1(h)), and 5.1(g) shall be deemed not to be or result in an Event of Default, in each case with respect to such Securities as provided in this Section on and after the date the conditions set forth in Section 13.4 are satisfied (hereinafter called “Covenant Defeasance”). For this purpose, such Covenant Defeasance means that, with respect to such Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section 5.1(d)), whether directly or indirectly by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

Section 13.4   Conditions to Defeasance or Covenant Defeasance.  The following shall be the conditions to the application of Section 13.2 or Section 13.3 to any Securities or any series of Securities, as the case may be:

(a)                                  The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee which satisfies the requirements contemplated by Section 6.9 and agrees to comply with the provisions of this Article applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefits of the Holders of such Securities, (1) money in an amount, or (2) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (3) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, (i) the principal of and any premium and each installment of principal of and any premium and interest on the Outstanding Securities on their respective Stated Maturities, and (ii) any mandatory sinking fund payments applicable to the Securities on the day on which such payments are due and payable in accordance with the terms of this Indenture and such Securities.

(b)                                 In the event of an election to have Section 13.2 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (2) since the date of this Indenture, there has been a change in the applicable Federal income tax law, in either case (1) or (2) to the effect that, and based thereon such opinion shall confirm that, the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

(c)                                  In the event of an election to have Section 13.3 apply to any Securities or any series of Securities, as the case may be, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Securities will not recognize gain or loss for Federal income tax purposes as a result of the deposit and Covenant Defeasance to be effected with respect to such Securities and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

(d)                                 Such provision would not cause any Outstanding Securities, if then listed on any securities exchange, to be delisted as a result of such deposit.

(e)                                  No event which is, or after notice or lapse of time or both would become, an Event of Default with respect to such Securities shall have occurred and be continuing at the time of such deposit or, with regard to any such event specified in Sections 5.1(f) and (g), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

(f)                                    Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest within the meaning of the Trust Indenture Act (assuming all Securities are in default within the meaning of such Act).

(g)                                 Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

(h)                                 Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder.

(i)                                     The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

Section 13.5   Deposited Money and U.S. Government Obligations to Be Held in Trust; Miscellaneous Provisions.  Subject to the provisions of the last paragraph of Section 10.3, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 13.6, the Trustee and any such other trustee are referred to collectively as the “Trustee”) pursuant to Section 13.4 in respect of any Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying

Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law. All money deposited with the Trustee pursuant to this Section may be invested by the Trustee in U.S. Government Obligations if the Company so instructs pursuant to a Company Order.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 13.4 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of Outstanding Securities.

Anything in this Article to the contrary notwithstanding, so long as no Event of Default with respect to the applicable series of Securities shall have occurred and be continuing, the Trustee shall deliver or pay, subject nevertheless to the lien provided for in Section 6.7, to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in Section 13.4 with respect to any Securities which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect the Defeasance or Covenant Defeasance, as the case may be, with respect to such Securities.

Section 13.6   Reinstatement.  If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article with respect to any Securities by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations under this Indenture and such Securities from which the Company has been discharged or released pursuant to Section 13.2 or 13.3 shall be revived and reinstated as though no deposit had occurred pursuant to this Article with respect to such Securities, until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 13.5 with respect to such Securities in accordance with this Article; provided, however, that if the Company makes any payment of principal of or any premium or interest on any such Security following such reinstatement of its obligations, the Company shall be subrogated to the rights (if any) of the Holders of such Securities to receive such payment from the money so held in trust.

ARTICLE 14

Immunity of Incorporators, Stockholders, Officers and Directors

Section 14.1   Liability Solely Corporate.  No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Securities, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under this Indenture, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any predecessor or successor Corporation (either directly or through the Company or a predecessor or successor Corporation), whether by virtue of any constitutional provision, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that this Indenture and all the Securities are solely corporate obligations and that no personal liability whatsoever shall attach to, or be incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or of any predecessor or successor Corporation, either directly or indirectly through the Company or any predecessor or successor Corporation, because of the indebtedness hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or to be implied herefrom or therefrom; and such personal liability, if any, is hereby expressly waived and released as a condition of, and as part of the consideration for, the execution and delivery of this Indenture, as originally executed and delivered, and the issuance of the Securities.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

ITC HOLDINGS CORP.

By:
Name:
Title

THE BANK OF NEW YORK, as Trustee

By:
Name: Roxane Ellwanger
Title: Assistant Vice President

EXECUTION COPY

STATE OF MICHIGAN	§
§ ss.:
COUNTY OF [ ]	§

On this        day of       , 2003, before me,                     , Notary Public in and for the County and State aforesaid, personally appeared                       , to me personally known, and known to me to be the person whose name is subscribed to the foregoing instrument and known to me to be [Insert Title] of ITC HOLDINGS CORP., a Michigan corporation, who being by me duly sworn, did say that he resides in               ,                 , that he is [Insert Title] of said ITC HOLDINGS CORP. and that the seal affixed to said instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its Board of Directors; and said                    acknowledged said instrument to be the free act and deed of said corporation, and acknowledged to me that he executed said instrument for the purposes and consideration therein expressed and as the act of said corporation.

IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this      day of       , 2003.

(NOTARIAL SEAL)

EXHIBIT A

[If the Security is to be a Global Security, insert — Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

THIS SECURITY IS A GLOBAL SECURITY AS REFERRED TO IN THE INDENTURE HEREINAFTER REFERENCED. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR THE INDIVIDUAL SECURITIES REPRESENTED HEREBY, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

ITC HOLDINGS CORP.

%        DUE

$

No.	CUSIP

ITC HOLDINGS CORP., a corporation duly organized and existing under the laws of The State of Michigan (herein called the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to or registered assigns, the principal sum of $                     on [if the Security is to bear interest prior to Maturity, insert —, and to pay interest thereon from, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on and in each year, commencing                   , at the rate per annum provided in the title hereof, until the principal hereof is paid or made available for payment [if applicable, insert —, and, subject to the terms of the Indenture, at the rate of         % per annum on any overdue principal and premium and (to the extent that the payment of such interest shall be legally enforceable) on any overdue installment of interest, from the dates such amounts are due until they are paid or made available for payment, and such interest shall be payable on demand]. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the                    or                      (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.]

[If the Security is not to bear interest prior to Maturity, insert —The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal [and any overdue premium] of this Security shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal has been made or duly provided for. Interest on any overdue principal or premium shall be payable on demand. Any such interest on any overdue principal [or premium] that is not so paid on demand shall bear interest at the rate of         % per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

Payment of the principal of (and premium, if any) and interest[, if any,] on this Security will be made at the office or agency of the Company maintained for that purpose in, in [such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts — or state other currency]; [if this Security is not a Global Security, insert — provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register].

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under the Indenture, this Security shall not be entitled to any benefits under the Indenture, or be valid or obligatory for any purpose.

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IN WITNESS WHEREOF, ITC HOLDINGS CORP. has caused this Security to be duly executed.

Dated:	ITC HOLDINGS CORP.

By
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Date:                          ,

BNY MIDWEST TRUST COMPANY,
as Trustee

By
Authorized Signatory

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[REVERSE OF SECURITY]

This Security is one of the duly authorized issue of debentures, notes, bonds or other evidences of indebtedness of the Company (hereinafter called the “Securities”), of the series hereinafter specified, all issued or to be issued under and pursuant to the Indenture dated as of       , 2003 (hereinafter called the “Indenture”), duly executed and delivered by the Company and           , as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and any other indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee and any agent of the Trustee, any Paying Agent, the Company and the Holders of the Securities and of the terms upon which the Securities are issued and are to be authenticated and delivered. This Security is one of the series designated on the face hereof [if applicable, insert —, limited in aggregate principal amount to $           . By the terms of the Indenture, additional Securities [if applicable, insert — of this series and] of other separate series, which may vary as to date, amount, Stated Maturity, interest rate or method of calculating the interest rate and in other respects as therein provided, may be issued in an unlimited amount.]

[If applicable, insert — This security is not subject to redemption prior to the Stated Maturity.] [If applicable,  insert —The Securities of this series are subject to redemption upon not less than 30 or more than 60 days’ notice by mail to the Holders of such Securities at their addresses in the Security Register for such series, [if applicable, insert —(1) on in any year commencing with the year and ending with the year through operation of the sinking fund for this series at a Redemption Price equal to 100% of the principal amount, and (2)] at any time [on or after           , 20      ], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount):

If redeemed [on or before               ,           %, and if redeemed] during the 12-month period beginning           , of the years indicated:

Year	Redemption Price	Year	Redemption Price

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption [if applicable, insert —(whether through operation of the sinking fund or otherwise)] with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert —The Securities of this series are subject to redemption upon not less than 30 or more than 60 days’ notice by mail to the Holders of such Securities at their addresses in the Security Register for such series, (1) on in any year commencing with the year            and ending with the year              through operation of the sinking fund for this series at

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the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [if applicable, insert — on or after             ], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below:

If redeemed during the 12-month period beginning          of the years indicated:

Year	For Redemption Through Operation of the Sinking Fund	Redemption Price for Redemption Otherwise Than Through Operating of the Sinking Fund

and thereafter at a Redemption Price equal to         % of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued and unpaid interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

[If applicable, insert — Notwithstanding the foregoing, the Company may not, prior to, redeem any Securities of this series as contemplated by [Clause (2) of] the preceding paragraph as a part of, or in anticipation of, any refunding operation by the application, directly or indirectly, of moneys borrowed having an interest cost to the Company (calculated in accordance with generally accepted financial practice) of less than         % per annum.]

[If applicable, insert — The sinking fund for this series provides for the redemption on          in each year beginning with the year            and ending with the year          of [not less than         ] [(“mandatory sinking fund”) and, at the option of the Company, not more than           ] aggregate principal amount of Securities of this series. [Securities of this series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made in the order in which they become due.]]

[If the Security is subject to redemption of any kind, insert —In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

The Indenture contains provisions for defeasance of (a) the entire indebtedness of this Security and (b) certain restrictive covenants upon compliance by the Company with certain conditions set forth therein.

If the Security is not an Original Issue Discount Security, insert —If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the

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Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

[If the Security is an Original Issue Discount Security, insert — If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series (the “Acceleration Amount”) may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to — insert formula for determining amount. Upon payment (i) of the Acceleration Amount so declared due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company’s obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding of all series to be affected (voting together as a class). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

[If the Security is an Original Issue Discount Security, — In determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of Holders of Securities, the principal amount of any Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon the acceleration of the Maturity thereof.]

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest, if any, on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor,

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of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons in denominations of           $ and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

This Security shall be governed by and construed in accordance with the laws of the State of New York except, if the Indenture shall become qualified under and subject to the Trust Indenture Act, to the extent that the Trust Indenture Act shall be applicable.

All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

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